Exhibit 2.1

(1) SASOL GABON S.A. (2) VAALCO GABON S.A. (3) VAALCO ENERGY, INC.

interests in the –
SALE AND PURCHASE AGREEMENT – relating to interests in the – Etame Marin Permit, offshore Gabon DE8 Permit, offshore Gabon

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1
2.	TRANSFER	8
3.	CONDITIONS PRECEDENT	9
4.	PAYMENT OF THE CONSIDERATION	13
5.	PERIOD PRIOR TO COMPLETION	17
6.	COMPLETION	18
7.	INDEMNITY	20
8.	WARRANTIES	22
9.	ANNOUNCEMENTS AND CONFIDENTIALITY	27
10.	TAX AND COST RECOVERY	28
11.	LIMITATION OF LIABILITY	28
12.	BUSINESS ETHICS	28
13.	NOTICES	30
14.	ASSIGNMENT	30
15.	TERMINATION	31
16.	APPLICABLE LAW AND ARBITRATION	32
17.	MISCELLANEOUS	32
18.	GUARANTOR	33

Schedules

42
SCHEDULE 1
PART A – FORM OF NOVATION OF ETAME JOA	37
PART B – FORM OF NOVATION OF DE8 JOA	42
SCHEDULE 2
PART A – CONTRACT INTERESTS	47
PART B - LIST OF TRANSFERRED INTERESTS DOCUMENTS	48
PART C – DATA ROOM DOCUMENTS	63
Schedule 3 Interim and Final Completion Statement Formats
SCHEDULE 4
WORKING CAPITAL	66

THIS AGREEMENT is made on the ______day of ______________ 2020 (the “Execution Date”)

BETWEEN:

(1)        SASOL GABON S.A., a company incorporated and existing under the laws of Gabon, having its registered office at Boulevard du Bord der Mer (Immeuble Dumez 6ème étage) BP: 2326, Libreville, Gabonese Republic (hereinafter referred to as the “Seller”); and

(2)        VAALCO GABON S.A., (company number 2014 B 1487),  a company incorporated and existing under the laws of Gabon, with its registered office at Zone Industrielle OPRAG – Nouveau Port, B.P. 1335 Port-Gentil, Gabonese Republic (hereinafter referred to as the “Purchaser”), the Seller and the Purchaser being referred to jointly as the “Parties”, or individually as a “Party”.

(3)        VAALCO ENERGY, INC.,  a company incorporated and existing under the laws of Delaware, with its registered office at 9800 Richmond Avenue,  Suite 700,  Houston, TX 77042 (the “Guarantor”).

WHEREAS:

(A)        The Seller is the owner of the Transferred Interests.

(B)        The Purchaser wishes to acquire from the Seller and the Seller is willing to transfer and assign to Purchaser the Transferred Interests subject to and upon the terms and conditions of this Agreement.

NOW THEREFORE IT IS HEREBY AGREED as follows:

1.        DEFINITIONS AND INTERPRETATION

1.1        In this Agreement, its recitals and schedules, the following terms shall have the following respective meanings:

“Accounting Procedure” shall have the meaning given to it in each JOA;

“Accruals Basis” means the basis of accounting under which costs and benefits are regarded as applicable to the period in which the liability to the costs is incurred or the right to the benefit arises regardless of when invoiced, paid or received and “accrue” and “accrued” shall be construed accordingly;

“Act”  shall have the meaning given to it in clause 16.3(c);

“Adjustment” means any or all (as the context may require) of the adjustments under clauses 4.7 to 4.13, inclusive;

“Affiliate” means, in relation to a Party, a company or legal entity which: (a) controls either directly or indirectly that Party; or (b) which is controlled directly or indirectly by that Party; or (c) is directly or indirectly controlled by a company or entity which directly or indirectly controls that Party; where “controls” or “controlled” means the right to exercise more than 50% of the voting rights in a general meeting of the members of such company or legal entity;

“Agency Agreement” means the Agency Agreement between the Purchaser, the Etame Co-Venturers, the Seller and Tullow Oil Gabon SA, dated 20 December 2019, as amended and novated from time to time;

“Agreement” means this sale and purchase agreement together with the Schedules hereto;

“Anti-Bribery Provisions”  shall have the meaning given to it in clause 12.1;

“Audit Benefits” shall have the meaning given to it in clause 7.3(c);

“Audit Obligations” shall have the meaning given to it in clause 7.3(b);

“Barrel” shall have the meaning given to it in the Etame Contract;

“Benefits” means all income, receipts, credits and other benefits in respect of the Transferred Interests;

“Business Day” means a day other than a Saturday or Sunday when banks in Libreville Gabon, London, England and Johannesburg, Republic of South Africa  are generally open for business;

“Cancelled Interest” shall have the meaning given to it in clause 3.9(d);

“Cash Basis” means the basis of accounting under which costs and benefits are regarded as applicable to the period in which the cost  is  actually paid or the benefit is actually received, regardless of the period to which such costs or benefits relate;

“Cash Calls”  means any cash calls, invoices and other joint venture billings issued under or in connection with the Transferred Interests Documents;

“Cash Value” shall have the meaning given to it in the DE8 JOA;

“Claim” or “Claims” means any claim, potential claim, counterclaim, potential counterclaim, right of set off, right, dispute, defence, complaint, indemnity, cause of action or interest of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, however and whenever arising and in whatever capacity and jurisdiction;

“Commercial Discovery Date” shall have the meaning given to it in clause 4.16(a);

“Completion” means the completion of the sale, purchase, transfer and assignment of the Etame Interest and/or the DE8 Interest, as applicable, in accordance with clause 6 of this Agreement;

“Completion Date” means the date upon which Completion occurs;

“Completion Documents” means the documents listed in Schedule 1;

“Conditions Precedent” means the conditions specified in clauses 3.1 and 3.2, each a “Condition Precedent”;

“Consequential Losses” shall have the meaning given to it in clause 11.2;

“Consideration”  means the Etame Consideration and/or the DE8 Consideration, as applicable;

“Contracts” means the Etame Contract and the DE8 Contract, and “Contract” means either of them;

“Contract Amendment” shall have the meaning given to it in clause 3.5;

“Contractor” shall have the meaning given to it in each Contract;

“Contract Area” shall mean the area corresponding to the area covered by the Etame Contract and/or the DE8 Contract as may be applicable and as such area may vary from time to time;

“Contract for the provision and operation of an FPSO for the Etame Field” means the Contract for the provision and operation of an FPSO for the Etame Field between the Purchaser, Tinworth and Tinworth Gabon S.A., dated 20 August 2001, as amended, novated and/or supplemented from time to time;

“Conversion Rate” means the 5:00pm (New York time) fixing spot exchange rate, at the mid-rate for the applicable currency to Dollars, as quoted by WM/Reuters for the business Day on which the relevant amount became due and payable; provided that if such day is not a Business Day, then such exchange rate for the immediately preceding Business Day shall be used;

“COSPA” means the Crude Oil Sale and Purchase Agreement in relation to the Etame block entered into between the Purchaser, the Etame Co-Venturers, the Seller, Tullow Oil Gabon SA and ExxonMobil Sales and Supply LLC, dated 20 December 2019, as amended and novated from time to time;

“Counter Notice” means either:

(i)        a counter-notification in respect of the DE8 Transfer Notice in accordance with Clause 22.2(d)(ii) of the DE8 JOA; or

(ii)        a counter-notification in respect of the Etame Transfer Notice in accordance with Article 12.1(G)(1) of the Etame JOA,

as the case may be;

“Data” means all data relating to the Transferred Interests held by the Seller relating directly to the Transferred Interests and forming part of the Joint Property (excluding information and data consisting of analyses or interpretations of data prepared by the Seller for its own or its Affiliates internal purposes);

“Data Room Documents” means the documents and other information relating to the Transferred Interests as shown on the list set out in Schedule 2, Part C and, where the context so admits, any one or more of such documents;

“DE8 Backstop Date” means the date falling one hundred and eighty (180) days following the date of the DE8 Transfer Notice, or such later date as the Parties may agree in writing;

“DE8 Co-Venturers” means the party or parties (as the case may be) to the DE8 JOA from time to time, other than the Seller;

“DE8 Conditions Precedent” shall have the meaning given to it in clause 3.2;

“DE8 Consideration” shall have the meaning given to it in clause 4.3(b);

“DE8 Contract” means the Exploration and Production Sharing Agreement entered into on 13 December 2011 with the Republic of Gabon in respect of block DE8 No. G4-238, as amended, novated and/or supplemented from time to time;

“DE8 Deferred and Contingent Consideration” means US$1,000,000 (one million United States Dollars) payable (if at all) in accordance with clause 4.16(a);

“DE8 Interest” means the Seller's: (i) undivided beneficial interest in the DE8 Contract, (ii) entire legal and beneficial interest in and under the DE8 JOA (including all Joint Property) in relation to the DE8 Contract, and (iii) entire legal and beneficial interest in all Data, together, in each case, with all rights, benefits and interest and the burden of all the corresponding obligations and liabilities attaching to (i) to (iii) and in and under the Transferred Interests Documents relating to the DE8 Contract, together with a corresponding entitlement to Seller’s share of Petroleum Costs as at the Economic Date;

“DE8 Interim Period Reimbursement”  shall have the meaning given to it in clause 4.7(b);

“DE8 JOA” means the Joint Operating Agreement dated 11 December 2017, as amended, novated and/or supplemented from time to time relating to the DE8 Contract;

“DE8 Ministerial Approval”  shall have the meaning given to it in clause 3.2(a)(i);

“DE8 Shortstop Date” means the date falling thirty (30) days following the date on which the request for the DE8 Ministerial Approval and the DE8 Waiver are submitted to the Ministry pursuant to clause 3.4(a)(ii);

“DE8 Transfer Notice” means a notice issued by the Seller on or about the Execution Date to the DE8 Co-Venturers in accordance with:

(i)         Clause 22.2(d)(i) of the DE8 JOA, pursuant to which the Seller notifies the DE8 Co-Venturers of the final terms and conditions relevant to the acquisition of the Seller’s Participating Interest; and

(ii)        Clause 22.2(d)(v)(A) of the DE8 JOA pursuant to which the Seller shall include a statement of the Cash Value of the Participating Interest;

“DE8 Waiver” shall have the meaning given to it in clause 3.2(b)(i);

“Deferred and Contingent Consideration” means the DE8 Deferred and Contingent Consideration and/or the Etame Deferred and Contingent Consideration, as applicable;

“Deferred Completion Date” shall have the meaning given to it in clause 8.6(b);

“Deposit” shall have the meaning given to it in clause 4.1(a);

“Dollar” or “US$” means a United States of America dollar;

“Disclosure Letter” means the letter of even date herewith agreed by the Parties and delivered to the Purchaser by the Seller;

“Dispute” means any dispute, difference of view or disagreement arising between the Parties in relation to or in connection with or arising out of the terms and conditions of this Agreement;

“Economic Date” means 1 July 2020;

“Encumbrances” means all liens, charges, mortgages, overriding royalties, production payments, carried interests, rights of pre-emption, first offer, first refusal, preferential right, option, security interest or other encumbrances or third party rights or any other security agreement or arrangement of any kind, or any agreement to create any of them, excluding in all cases any such rights, security interests or other encumbrances existing or arising under the terms of the Transferred Interests Documents, and “Encumber” shall be construed accordingly;

“Environment” means all or any of the following media: air (including the air within buildings or other natural or man-made structures whether above or below ground or above or below water), water (including water within buildings or other natural or man-made structures above or below ground, surface waters, underground waters, ground waters, inland waters, freshwater, coastal waters, the sea and territorial and controlled waters inside and outside of any territorial limits) and land (including land beneath waters and the sea bed), any ecological systems (including flora and fauna) and living organisms supported by those media excluding man;

“Environmental Laws” means, to the extent applicable, all laws, international treaties, national, federal, provincial, state or local statutes, the common law, and any codes of law (having legal effect), in each case in the form as existing and applied at any relevant time in any relevant jurisdiction concerning:

(i)         pollution, harm or damage to, or protection of, the Environment and/or the provision of remedies in respect of or compensation for harm or damage to the Environment; and/or

(ii)        health, safety, control of substances, emissions, discharges, releases or escapes into or the presence in the Environment of Hazardous Substances or the production, processing, management, treatment, storage, transport, handling or disposal of Hazardous Substances or the disposal, abandonment and/or making safe of any platform or other facility, clean up, remediation; and/or

(iii)        workplace or public health,

and any bylaws, regulations or subordinate legislation, judgements, decisions, notices, orders, circulars, technical instructions, licences or permits and codes of practice from time to time issued or made thereunder at the relevant time;

“Etame Backstop Date” means the date falling one hundred and eighty (180) days following the earlier of:

(i)         if, within thirty (30) days following the date of the Etame Transfer Notice, none of the Etame Co-Venturers delivers a counter-notification in respect of the Etame Transfer Notice in accordance with Article 12.1(G)(1) of the Etame JOA, the date falling thirty (30) days following the date of the Etame Transfer Notice;

(ii)        if, within thirty (30) days following the date of the Etame Transfer Notice, one or more of the Etame Co-Venturers delivered a counter-notification in respect of the Etame Transfer Notice in accordance with Article 12.1(G)(1) of the Etame JOA but the Seller did not accept any such offer, the date on which the Seller notified the last of such Co-Venturers that it did not accept the offer; or

(iii)       if, within thirty (30) days following the date of the Etame Transfer Notice, one or more of the Etame Co-Venturers delivered a counter-notification in respect of the Etame Transfer Notice in accordance with Article 12.1(G)(1) of the Etame JOA and the Seller accepted the offer of one of more such Co-Venturers, the date falling sixty (60) days following the date of the Seller’s acceptance of such offer(s), in each case, or such later date as the Parties may agree in writing;

“Etame Conditions Precedent” shall have the meaning given to it in clause 3.1;

“Etame Consideration” shall have the meaning given to it in clause 4.3(a);

“Etame Contract” means the Exploration and Production Sharing Contract entered into on 7 July 1995 with the Republic of Gabon in respect of the Etame Block, Offshore Gabon as amended, novated and/or supplemented from time to time;

“Etame Co-Venturers” means the party or parties (as the case may be) to the Etame JOA from time to time, other than the Seller and the Purchaser;

“Etame Crude Oil Lifting and Entitlement Scheduling Agreement” means the Etame Crude Oil Lifting and Entitlement Scheduling Agreement between the Purchaser, the Etame Co-Venturers, the Seller, and Tullow Oil Gabon SA, dated 28 September 2012, as amended and novated from time to time;

“Etame Deferred and Contingent Consideration” means US$5,000,000 (five million United States Dollars) payable (if at all) in accordance with clause 4.16(c);

“Etame Field Trustee and Paying Agency Agreement” means the Etame Field Trustee and Paying Agent Agreement entered into between the Purchaser, J.P Morgan Trustee and Depositary Company Limited and JPMorgan Chase Bank, London Branch, dated 26 June 2002, as amended and novated from time to time;

“Etame Interest” means the Seller's: (i) undivided beneficial interest in the Etame Contract, (ii) entire legal and beneficial interest in and under the Etame JOA (including all Joint Property) in relation to the Etame Contract, and (iii) entire legal and beneficial interest in all Data, together, in each case, with all rights, benefits and interest and the burden of all the corresponding obligations and liabilities attaching to (i) to (iii) and in and under the Transferred Interests Documents relating to the Etame Contract, including an undivided thirty percent (30%) paying interest obligation under the Etame Contract, together with a corresponding entitlement to Seller’s share of Petroleum Costs as at the Economic Date;

“Etame Interim Period Reimbursement”  shall have the meaning given to it in clause 4.7(a);

“Etame JOA” means the Joint Operating Agreement dated 4 April 1997, as amended, novated and/or supplemented from time to time relating to the Etame Contract;

“Etame Ministerial Approval”  shall have the meaning given to it in clause 3.1(a)(i);

“Etame Shortstop Date”  means the later of:

(i)         the date falling thirty (30) days following the date on which the request for the Etame Ministerial Approval is submitted to the Ministry pursuant to clause 3.4(a)(i); and

(ii)        the date on which the last of the Etame Conditions Precedent (other than the Etame Condition Precedent set out in clause 3.1(a)) has been satisfied or waived;

“Etame Transfer Notice” means a notice issued by the Seller on or about the Execution Date to the Etame Co-Venturers and the Purchaser in accordance with:

(i)         Article 12.1(G)(1) of the Etame JOA, pursuant to which the Seller notifies the Etame Co-Venturers and the Purchaser of the Seller’s intention to transfer its Participating Interest; and

(ii)        Article 12.1(G)(4) of the Etame JOA, pursuant to which the Seller allocates a reasonable and justifiable cash value to the Participating Interest,

and inviting the Etame Co-Venturers and the Purchaser to submit a binding offer for such Participating Interest;

“Excluded Encumbrance” means any Encumbrance that will not materially adversely affect the value of, or the rights and/or obligations of the Purchaser with respect to, the Transferred Interests following Completion;

“Excluded Interest” shall have the meaning given to it in clause 3.9(d)(i);

“Execution Date” shall mean the date of this Agreement, as stated on page 1 hereto;

“Field Facilities” means all the production, treatment, processing and transportation facilities and the interconnecting pipelines purchased, constructed, built, installed and used by the Contractor pursuant to each Contract and held as Joint Property, including, without limitation wells, (whether or not the same have been plugged or abandoned), platforms, installations, terminals and other structures and equipment as referred to in Article 10 of each Contract;

“Final Completion Statement” shall have the meaning given to it in clause 4.10;

“Final Consideration”  means the Final Etame Consideration and/or the Final DE8 Consideration, as applicable;

“Final Etame Consideration” shall have the meaning given to it in clause 4.5;

“Final DE8 Consideration” shall have the meaning given to it in clause 4.6;

“Government” means the government of the Republic of Gabon and any political subdivision or agency or instrumentality thereof, including without limitation the Government Oil Company;

“Hazardous Substances” means any wastes, pollutants, contaminants and any other natural or artificial substances (whether in the form of a solid, liquid, gas or vapour, and whether alone or in combination) which are capable of causing harm or damage to the Environment;

“Hydrocarbons”  shall have the meaning given to it in the Etame Contract;

“Hydrocarbon Deposit” shall have the meaning given to it in the DE8 Contract;

“Indemnified Party” shall have the meaning given to it in clause 12.9;

“Indemnifying Party” shall have the meaning given to it in clause 12.9;

“Initial DE8 Consideration” means US$1 (one United States Dollar);

“Initial Etame Consideration” means US$43,200,000 (forty-three million,  two hundred thousand United States Dollars);

“Interest Rate” means either: (i) the London Interbank Borrowing Rate (LIBOR) for twelve months deposits plus 110 basis points; or (ii) if LIBOR has been discontinued, three percent (3%) per annum;

“Interim Completion Statement” shall have the meaning given to it in clause 4.9;

“Interim Period” means the period from and including the Economic Date up to and including the Completion Date;

“JOAs” means the Etame JOA and the DE8 JOA, and “JOA” means either of them;

“Joint Account” means the account established and maintained by the relevant Operator in accordance with the provisions of the relevant JOA;

“Joint Account Billings” means the financial statements produced by the relevant Operator under a JOA regarding the Joint Account;

“Joint Operations” means those operations and activities carried out by an Operator pursuant to a JOA the costs of which are chargeable to all parties to a JOA;

“Joint Property” means, at any point in time, all wells, facilities, equipment, materials, information, funds and property held for use in Joint Operations;

“LCIA Rules” shall have the meaning given to it in clause 16.3(a);

“Material Adverse Change Event” has the meaning given to it in clause 8.23(b);

“Ministry”  means:

(i)        the Ministre du Pétrole, du Gaz, des Hydrocarbures, et des Mines of the Gabonese Republic; or

(ii)        the Directeur Général des Hydrocarbures on behalf of the Ministre du Pétrole, du Gaz, des Hydrocarbures, et des Mines of the Gabonese Republic;

“Non-Consented Interest” has the meaning given to it in clause 3.9(c);

“Non-Fundamental Completion Documents” means all of the Completion Documents other than the Novation of Etame JOA and Novation of DE8 JOA;

“Novation of DE8 JOA” means the Novation and Amendment Agreement in respect of the DE8 JOA, in substantially the form set out in Part B of Schedule 1;

“Novation of Etame JOA” means the Novation and Amendment Agreement in respect of the Etame JOA, in substantially the form set out in Part A of Schedule 1;

“Obligations” means all costs, charges, expenses, liabilities, claims and obligations in respect of the Transferred Interests;

“Operator” means the party designated as operator under a JOA, being at the date hereof VAALCO Gabon S.A. in respect of the Etame JOA, and Perenco Oil & Gas Gabon S.A. in respect of the DE8 JOA;

“Participating Interest” shall have the meaning given to it in the DE8 JOA or the Etame JOA, as applicable;

“Petroleum Costs” means all expenditures incurred by the parties to a Contract that such parties are entitled to recover in accordance with the relevant Contract;

“Pre-emption Exercised Interest” shall have the meaning given to it in clause 3.9(a);

“Purchaser’s Warranties” means the warranties of the Purchaser set out in clause 8.2;

“Relevant Third Parties” means the parties (other than the Seller and the Purchaser) to any or all of the Transferred Interests Documents;

“ROFO Exercised Interest” shall have the meaning given to it in clause 3.9(b);

“Seller’s Account” means the Seller’s account at:

Name: Sasol Financing International Limited

Bank:

Account no:

SWIFT:

Branch code:

or such other account as the Seller may nominate in writing to the Purchaser;

“Seller’s Warranties” means the warranties of the Seller set out in clause 8.1;

“Tax” or “Taxes” means all forms of taxation, duties, levies, imposts, charges and withholdings, direct or indirect, created or imposed as a form of taxation by any taxing, fiscal or other appropriate authority of any jurisdiction and (without prejudice to the generality of the foregoing) includes:

(i)         company income tax, capital gains tax, registration and stamp duties, royalty, inheritance tax, value added tax, customs and other import or export duties, excise duties, security or withholdings similar to or supplementing or replacing the foregoing or any of them; and

(ii)        all penalties, charges, interest, fines, costs and expenses, loss of relief, allowances or credit relating to any form of, or claim for, taxation or other imposition referred to in paragraph (i) above;

“Tax Authority” means any revenue, customs or fiscal, governmental, state, community, municipal or regional authority or other person competent to impose, administer or collect any Tax;

“Third Party”  shall have the meaning given to it in clause 7.6;

“Third Party Claim”  shall have the meaning given to it in clause 7.6;

“Time Value Adjustment” shall have the meaning given to it in clause 4.13(a);

“Tinworth” means Tinworth Pte. Limited;

“Tinworth Escrow Amount” means an amount equivalent to the Seller’s share of funds held as a deposit, including all interest accrued thereon, in respect of the Contract for the provision and operation of an FPSO for the Etame Field, as set forth in the Joint Account established under the Etame JOA as at the Economic Date;

“Tinworth Guarantee” means the guarantee dated 26 May 2016 between the Seller and Tinworth;

“Total Available Production” shall have the meaning given to it under the Etame Contract;

“Transferred Interests Documents” means each Contract and each JOA and such other documents as are listed in Schedule 2, Part B;

“Transferred Interests” means, subject to clauses 3.9 and 15.4:

(a)         the Seller’s undivided beneficial interest in each Contract; and

(b)         the Seller’s entire legal and beneficial interest in and under each JOA (including all Joint Property) in relation to each Contract; and

(c)         the Seller’s entire legal and beneficial interest in all Data,

together, in each case, with all rights, benefits and interest and the burden of all the corresponding obligations and liabilities attaching to (a) to (c) above and in and under the Transferred Interests Documents, including an undivided thirty percent (30%) paying interest obligation under the Etame Contract, together with a corresponding entitlement to Seller’s share of Petroleum Costs as at the Economic Date; and

“VAT” means value added tax as may be charged in relation to the transaction contemplated by this Agreement.

Interpretation

1.2        All references to clauses, recitals and Schedules are, unless otherwise expressly stated, references to clauses of and recitals and schedules in and to this Agreement. The Schedules form part of this Agreement and shall be construed and have the same force and effect as if expressly set out in the main body of this Agreement and in the event of any conflict between the clauses and any Schedule, the clauses shall take precedence.

1.3        The headings in this Agreement are inserted for convenience only and shall be ignored in construing this document.

1.4        Unless the context otherwise requires, in this Agreement the singular shall include the plural and vice versa, reference to any gender shall include all genders, and references to persons shall include natural persons, bodies corporate, unincorporated associations and partnerships.

1.5        The word “including” shall be construed without limitation.  References to writing include any method of reproducing words in a legible and non-transitory form, including e-mail correspondence.

1.6        Where any of the Seller’s Warranties are qualified by the expression “as far as the Seller is aware”, to the Seller’s “knowledge” or any similar expression, that expression shall mean in the actual knowledge of the directors of the Seller.

1.7        Where any of the Purchaser’s Warranties are qualified by the expression “so far as the Purchaser is aware”, to the Purchaser’s “knowledge” or any similar expression, that expression shall mean in the actual knowledge of the directors of the Purchaser.

2.        TRANSFER

2.1        Transfer of Transferred Interests

(a)        Subject to the satisfaction or waiver (in accordance with clause 3) of the applicable Conditions Precedent and to the terms of this Agreement, the Seller as legal and beneficial owner shall transfer and assign to the Purchaser and the Purchaser agrees to purchase and acquire from the Seller the Transferred Interests on the Completion Date free from Encumbrances, and from Completion agrees to be bound by the terms of the Transferred Interests Documents in respect of the Transferred Interests.

(b)        The Parties acknowledge that for certain purposes as set out in this Agreement, the transfer of the Transferred Interests referred to in clause 2.1(a) shall, as between the Parties, be deemed to be made with effect on and from the Economic Date.  Accordingly, applying the Accruals Basis of accounting and subject to Completion occurring in respect of the applicable Transferred Interests, the Purchaser shall, in addition to the Consideration, bear the Obligations incurred in the Interim Period and shall receive the Benefits arising in the Interim Period, all of which shall be paid or received by the Purchaser as provided in clauses 4 and 7.2.

2.2        The Final Consideration and (if applicable) the Deferred and Contingent Consideration for the transfer and assignment of the Transferred Interests shall be paid by the Purchaser as provided in clause 4.

2.3        The Parties shall on the Completion Date execute the Completion Documents (excluding any Non-Fundamental Completion Documents that have not been executed by all Relevant Third Parties thereto as at the Completion Date) to the extent that they have not executed such documents prior to Completion, in accordance with the terms of this Agreement.

3.        CONDITIONS PRECEDENT

3.1        The obligations of the Parties to complete the sale, purchase, transfer and assignment of the Etame Interest under this Agreement shall not proceed or occur unless and until the following Conditions Precedent are satisfied or waived in accordance with this Agreement:

(a)        either:

(i)         the receipt by the Seller and/or the Purchaser of written approval by the Ministry of the transfer of the Etame Interest from the Seller to the Purchaser (the “Etame Ministerial Approval”); or

(ii)        if the Etame Ministerial Approval is not received by the Seller and/or the Purchaser on or prior to the Etame Shortstop Date, the Seller and/or the Purchaser has not received, on or prior to the Etame Shortstop Date, an objection in writing from the Ministry in respect of the proposed transfer of the Etame Interest from the Seller to the Purchaser;

(b)        the execution of the Novation of Etame JOA by each of the Etame Co-Venturers; and

(c)         the execution by Tinworth of a deed of release, in a form and substance reasonably acceptable to the Seller, in respect of the Tinworth Guarantee,

(the “Etame Conditions Precedent”).

3.2        The obligations of the Parties to complete the sale, purchase, transfer and assignment of the DE8 Interest under this Agreement shall not proceed or occur unless and until the following Conditions Precedent are satisfied or waived in accordance with this Agreement:

(a)        either:

(i)         the receipt by the Seller and/or the Purchaser of written approval by the Ministry of the transfer of the DE8 Interest from the Seller to the Purchaser (the “DE8 Ministerial Approval”); or

(ii)        if the DE8 Ministerial Approval is not received by the Seller and/or the Purchaser on or prior to the DE8 Shortstop Date, the Seller and/or the Purchaser has not received, on or prior to the DE8 Shortstop Date, an objection in writing from the Ministry in respect of the proposed transfer of the DE8 Interest from the Seller to the Purchaser;

(b)        either:

(i)         the receipt by the Seller and/or the Purchaser of written confirmation from the Ministry of the Government’s decision not to exercise its pre-emption right in respect of the DE8 Interest (the “DE8 Waiver”); or

(ii)        if the DE8 Waiver is not received by the Seller and/or the Purchaser on or prior to the DE8 Shortstop Date, the Seller and/or the Purchaser has not received, on or prior to the DE8 Shortstop Date, notice in writing of the Government’s exercise of its pre-emption right in respect of the DE8 Interest; and

(c)        the execution of the Novation of DE8 JOA by each of the DE8 Co-Venturers,

(the “DE8 Conditions Precedent”).

3.3        Waiver of any of the Conditions Precedent, other than the Etame Condition Precedent set out in clause 3.1(c), shall require the mutual written consent of the Seller and the Purchaser.  The Seller may waive the Etame Condition Precedent set out in clause 3.1(c) at any time in its absolute discretion. Each Party shall bear its own costs and expenses in connection with the satisfaction of the Conditions Precedent.

3.4        Actions to satisfy the Conditions Precedent

(a)        The Seller and the Purchaser shall:

(i)         as soon as reasonably practicable on or after the Execution Date, jointly submit a  request to the Ministry for the Etame Ministerial Approval, which request shall include:

(A)        a summary (in French) of the material terms of this Agreement relating to the transfer of the Etame Interest;

(B)        a certified copy of this Agreement; and

(C)        a French translation of this Agreement,

and shall use reasonable endeavours to satisfy the Etame Condition Precedent set out in clause 3.1(a) as soon as reasonably practicable following such date;

(ii)        as soon as reasonably practicable on or after the Execution Date, jointly submit a request to the Ministry for the DE8 Ministerial Approval and the DE8 Waiver, which request shall include:

(A)        a summary (in French) of the material terms of this Agreement relating to the transfer of the DE8 Interest;

(B)        a certified copy of this Agreement; and

(C)        a French translation of this Agreement,

and shall use reasonable endeavours to satisfy the DE8 Conditions Precedent set out in clauses 3.2(a) and 3.2(b) as soon as reasonably practicable following such date;

(iii)        keep the other reasonably informed of progress; and

(iv)        notify the other as soon as each Condition Precedent is satisfied and provide to the other supporting documents reasonably evidencing such satisfaction (unless prohibited from doing so under confidentiality obligations).

(b)        The Purchaser shall provide all reasonable assistance and supporting documents to the Seller and shall use its reasonable endeavours to achieve the satisfaction of each Condition Precedent as soon as reasonably practicable following the Execution Date, including complying with its obligations under clause 5.4.

3.5        If, as a requirement of issuing its approval of the transfer of the Transferred Interests from the Seller to the Purchaser, the Government requires the Parties to enter into an amendment to  a Contract in order to state the participating interests of the parties thereunder prior to Completion (a  “Contract Amendment”), then:

(a)        the Parties shall enter into such Contract Amendment; and

(b)        the Parties shall use all reasonable endeavours to procure that the Etame Co-Venturers and/or the DE8 Co-Venturers, as applicable, enter into the Contract Amendment,

provided that neither Party shall be required to enter into any amendment to a Contract where such amendment provides for changes to the terms and conditions of a Contract which would have a negative financial impact in respect of the Transferred Interests other than of a nominal value.

3.6        If any of the Etame Conditions Precedent have not been satisfied or waived by the Etame Backstop Date then, following such date, the Seller and the Purchaser shall each be entitled to cancel the transfer of the Etame Interest by giving written notice to the other at any time thereafter and specifying the date of cancellation (which date may be with immediate effect from receipt of such notice); provided that, if by the date of cancellation specified in such written notice all of the Etame Conditions Precedent have been satisfied or waived, then such notice of cancellation shall be deemed to have been revoked.  Upon the effectiveness of the cancellation of the transfer of the Etame Interest pursuant to a notice of cancellation given under this clause 3.6, clause 3.9 shall apply and neither the Seller nor the Purchaser shall have any claim under this Agreement against the other with respect to the failure to transfer the Etame Interest, except in respect of any rights and/or liabilities which have accrued as a consequence of a breach of the obligations of a Party under clauses 3.4 or 3.5.

3.7        If any of the DE8 Conditions Precedent have not been satisfied or waived by the DE8 Backstop Date then, following such date, the Seller and the Purchaser shall each be entitled to cancel the transfer of the DE8 Interest by giving written notice to the other at any time thereafter and specifying the date of cancellation (which date may be with immediate effect from receipt of such notice); provided that, if by the date of cancellation specified in such written notice all of the DE8 Conditions Precedent have been satisfied or waived, then such notice of cancellation shall be deemed to have been revoked.  Upon the effectiveness of the cancellation of the transfer of the DE8 Interest pursuant to a notice of cancellation given under this clause 3.7, clause 3.9 shall apply and neither the Seller nor the Purchaser shall have any claim under this Agreement against the other with respect to the failure to transfer the DE8 Interest, except in respect of any rights and/or liabilities which have accrued as a consequence of a breach of the obligations of a Party under clauses 3.4 or 3.5.

3.8        If:

(a)        the transfer of the Etame Interest and the transfer of the DE8 Interest are both cancelled in accordance with clauses 3.6 and 3.7, respectively; or

(b)        by the later of the Etame Backstop Date and the DE8 Backstop Date:

(i)        any of the Etame Conditions Precedent have not been satisfied or waived; and

(ii)        any of the DE8 Conditions Precedent have not been satisfied or waived; or

(c)        by the later of the DE8 Backstop Date and the Etame Backstop Date:

(i)        all of the DE8 Conditions Precedent have been satisfied or waived but Completion has not occurred in respect of the DE8 Interest; and

(ii)        any of the Etame Conditions Precedent have not been satisfied or waived,

then, following such date, the Seller and the Purchaser shall each be entitled to terminate this Agreement by giving written notice to the other at any time thereafter specifying the date of termination (which date may be with immediate effect from receipt of such notice); provided that, if by the date of termination specified in such written notice:

(d)        the transfer of the Etame Interest and/or the transfer of the DE8 Interest has not yet been cancelled; and

(e)        all of the Conditions Precedent in respect of the Etame Interest and/or the DE8 Interest (as applicable) have been satisfied or waived,

then such notice of termination shall be deemed to have been revoked.  Upon the effectiveness of termination of this Agreement made pursuant to a notice of termination given under this clause 3.8, this Agreement shall terminate on the date of termination specified in such written notice, and neither the Seller nor the Purchaser shall have any claim under this Agreement against the other, except in respect of any rights and/or liabilities which have accrued as a consequence of a breach of the obligations of a Party under clauses 3.4 or 3.5.

3.9        Subject to clause 3.11, if:

(a)        any of the DE8 Co-Venturers gives a Counter-Notice pursuant to the DE8 Transfer Notice, then the DE8 Interest shall be the “Pre-emption Exercised Interest”;

(b)        any of the Etame Co-Venturers gives a Counter-Notice pursuant to the Etame Transfer Notice and the Seller accepts the counter-offer of one or more of the Etame Co-Venturers, then the Etame Interest shall be the “ROFO Exercised Interest”;

(c)        the Government exercises its pre-emption right in respect of the DE8 Interest, or the Ministry objects in writing to the transfer of the Etame Interest or the DE8 Interest prior to the Etame Shortstop Date or the DE8 Shortstop Date (as applicable), then the Etame Interest or the DE8 Interest (as applicable) shall be the "Non-Consented Interest"; or

(d)        the transfer of either the Etame Interest or the DE8 Interest is cancelled pursuant to clause 3.6 or clause 3.7, then the Etame Interest or the DE8 Interest (as applicable) shall be the “Cancelled Interest”, then:

(i)        the:

(A)        Pre-emption Exercised Interest shall cease, upon the date of receipt by the Seller of the Counter-Notice; or

(B)        ROFO Exercised Interest shall cease, sixty (60) days after the date that the Seller has accepted the Counter-Notice (provided that the Seller has entered into a transfer agreement with one or more of the Etame Co-Venturers in respect of the Etame Interest); or

(C)        Non-Consented Interest shall cease, upon the date of exercise by the Government of its pre-emption right in respect of the DE8 Interest or the date of receipt by the Seller of the objection in writing from the Ministry (as applicable); or

(D)        Cancelled Interest shall cease, upon the effectiveness of the cancellation of the transfer of the Cancelled Interest pursuant to clause 3.6 or clause 3.7,

to be part of the Transferred Interests for the purposes of this Agreement (and either the Pre-emption Exercised Interest, the ROFO Exercised Interest, the Non-Consented Interest and/or the Cancelled Interest, as applicable, shall become an “Excluded Interest”);

(ii)        this Agreement shall be amended accordingly such that:

(A)        any reference in this Agreement to the Excluded Interest shall be deleted;

(B)        the Transferred Interests shall no longer include the Excluded Interest;

(C)        the Transferred Interests Documents shall no longer include any agreements relating to the Excluded Interest;

(D)        the Completion Documents shall no longer include any agreements relating to the Excluded Interest;

(E)        the Consideration in respect of the Excluded Interest shall not be payable under this Agreement and the Consideration in respect of the remaining Transferred Interests shall be adjusted accordingly; and

(F)        the Parties shall remain bound by, and each shall discharge their respective obligations under, this Agreement as so amended; and

(iii)        in respect of the Excluded Interest:

(A)        the Parties shall be freed and discharged from any and all liability under this Agreement, except in the case of a Cancelled Interest in respect of any rights and/or liabilities which have accrued as a consequence of a breach of the obligations of a Party under clauses 3.4 or 3.5; and

(B)        all right, title and interest thereto shall remain with the Seller.

3.10       If, at any point on or after the date that is thirty (30) days after the date on which the request for the Etame Ministerial Approval is submitted to the Ministry pursuant to clause 3.4(a)(i), the Etame Condition Precedent set out in clause 3.1(a) is satisfied, then, provided all other Etame Conditions Precedent have been satisfied or waived at such time:

(a)        the Etame Interest shall proceed to Completion in accordance with clause 6, notwithstanding that the DE8 Conditions Precedent have not yet been satisfied or waived;

(b)        subject to clause 3.10(d), the provisions of clause 6 shall apply only in respect of the sale, purchase, transfer and assignment of the Etame Interest;

(c)        the provisions of this Agreement shall be deemed to apply to, and shall be interpreted as if the provisions of this Agreement envisaged, more than one Completion and this Agreement shall be interpreted mutatis mutandis; and

(d)        subject to clause 3.11,  the DE8 Interest shall proceed to Completion in accordance with clause 6 upon the satisfaction or waiver of all of the DE8 Conditions Precedent.

3.11      Unless otherwise agreed in writing by the Seller and the Purchaser and notwithstanding anything else to the contrary in this Agreement, neither the Seller nor the Purchaser shall be obliged to complete the sale, purchase, transfer and assignment of the DE8 Interest unless the sale, purchase, transfer and assignment of the Etame Interest is completed prior to, or simultaneously with, the sale, purchase, transfer and assignment of the DE8 Interest.

4.        PAYMENT OF THE CONSIDERATION

4.1        Deposit

(a)        On the Execution Date the Purchaser must pay, in immediately available funds by electronic transfer to the Seller's Account, an amount equal to ten percent (10%) of the Initial Etame Consideration (the “Deposit”).

(b)        In the event of Completion in respect of the Etame Interest (whether alone or together with the DE8 Interest), the Seller shall retain the Deposit and such Deposit shall form part of the Final Etame Consideration.

4.2        If this Agreement is terminated or the transfer of the Etame Interest is cancelled, in each case:

(a)        by the Seller in accordance with clause 6.5(c) or clause 15.2(a), then the Seller shall retain the Deposit (including all accrued interest thereon); or

(b)        in any other circumstances (other than by the Seller in accordance with clause 6.5(c) or clause 15.2(a)), then the Seller shall, within five (5) Business Days following the effective date of such termination or cancellation, pay the Deposit (including accrued interest at the Interest Rate on the Deposit in respect of the period on and from the Execution Date to (but excluding) the date of payment) in immediately available funds by electronic transfer to the Purchaser at such account as is nominated by the Purchaser in writing.

4.3        Consideration

(a)        The consideration for the transfer and assignment of the Etame Interest by the Seller to the Purchaser shall be the aggregate sum of:

(i)        the Final Etame Consideration (being the Initial Etame Consideration as adjusted pursuant to clause 4.5 to produce the Final Etame Consideration); and

(ii)       (if payable) the Etame Deferred and Contingent Consideration,

(the “Etame Consideration”).

(b)        The consideration for the transfer and assignment of the DE8 Interest by the Seller to the Purchaser shall be the aggregate sum of:

(i)         the Final DE8 Consideration (being the Initial DE8 Consideration as adjusted pursuant to clause 4.6 to produce the Final DE8 Consideration); and

(ii)        (if payable) the DE8 Deferred and Contingent Consideration,

(the “DE8 Consideration”).

4.4        The Parties agree that:

(a)        the Initial Etame Consideration shall be adjusted by each of the Adjustments to produce the Final Etame Consideration; and

(b)        the Initial DE8 Consideration shall be adjusted by each of the Adjustments, if applicable, to produce the Final DE8 Consideration.

4.5        The “Final Etame Consideration” shall be determined as follows:

A + B + C + D +E

where:

A means the Initial Etame Consideration;

B means the Etame Interim Period Reimbursement in accordance with clause 4.7;

C means the interest calculated on the Etame Interim Period Reimbursement pursuant to clause 4.13(b);

D means the Tinworth Escrow Amount; and

E means the Time Value Adjustment in accordance with clause 4.13(a).

The Final Etame Consideration (being the Initial Etame Consideration as adjusted under this clause 4.5) shall be revised following finalisation of the applicable Final Completion Statement.

4.6        The “Final DE8 Consideration” shall be determined as follows:

where:

A + B + C

A means the Initial DE8 Consideration;

B means the DE8 Interim Period Reimbursement in accordance with clause 4.7; and

C means the interest calculated on the DE8 Interim Period Reimbursement pursuant to clause 4.13(b).

The Final DE8 Consideration (being the Initial DE8 Consideration as adjusted under this clause 4.6) shall be revised following finalisation of the applicable Final Completion Statement.

4.7        Interim Period Reimbursement

(a)        The “Etame Interim Period Reimbursement” shall be equal to:

(i)         the sum of all Cash Calls paid by the Seller to the Operator in respect of the Etame Interest during the Interim Period;  less

(ii)        the sum of all income, receipts, credits and reimbursements received by the Seller in respect of the Etame Interest during the Interim Period, including the proceeds of any and all claims under any relevant insurance policies (including the insurance policies relating to the Joint Operations) but excluding any such income, receipts, credits and reimbursements received by the Seller in consideration for any work carried out by the Seller and/or its Affiliates on behalf of the Operator as agreed in writing in respect of the Joint Operations.

(b)        The “DE8 Interim Period Reimbursement” shall be equal to:

(i)        the sum of all Cash Calls paid by the Seller to the Operator in respect of the DE8 Interest during the Interim Period;  less

(ii)        the sum of all income, receipts, credits and reimbursements received by the Seller in respect of the DE8 Interest during the Interim Period, including the proceeds of any and all claims under any relevant insurance policies (including the insurance policies relating to the Joint Operations) but excluding any such income, receipts, credits and reimbursements received by the Seller in consideration for any work carried out by the Seller and/or its Affiliates on behalf of the Operator as agreed in writing in respect of the Joint Operations.

(c)        For the avoidance of doubt, the Etame Interim Period Reimbursement and the Etame Interim Period Reimbursement shall be calculated on a Cash Basis and not on an Accruals Basis.

4.8        Working Capital Amount

(a)        The working capital amount in respect of the Etame Interest as at the Economic Date, as set out in, and calculated in accordance with, Schedule 4, has been included by the Parties in the calculation of the Initial Etame Consideration.

(b)        The working capital amount in respect of the DE8 Interest as at the Economic Date, as set out in, and calculated in accordance with, Schedule 4, has been included by the Parties in the calculation of the Initial DE8 Consideration.

4.9        Interim Completion Statement

(a)        The Seller shall provide the Purchaser with a written statement of the estimated amount of the US$ balance resulting from the calculation of the Final Consideration as provided in clause 4.5 and/or clause 4.6 as at the Completion Date to be paid hereunder in respect of the Transferred Interests.  Such statement (the “Interim Completion Statement”) shall be provided no later than five (5) Business Days prior to the Completion Date.  The Interim Completion Statement shall be in the format set out in Schedule 3.

(b)        If any of the amounts or portions thereof contained in the Interim Completion Statement have not been agreed or determined prior to Completion as provided in clause 4.9(a), then the Purchaser shall pay to the Seller the amount set out in the Interim Completion Statement at Completion, and any disputed amounts shall be dealt with under and in accordance with clause 4.11.

4.10        Final Completion Statement

Within ninety (90) days of Completion, or within such other period as may be agreed in writing by the Parties, the Seller shall provide the Purchaser with a written statement in the form set out in Schedule 3 giving the final amount of the Final Consideration (the “Final Completion Statement”).  If the Parties fail to agree the Final Completion Statement within fifteen (15) Business Days of receipt by the Purchaser, the Final Completion Statement shall be referred for determination in accordance with the provisions of clause 4.11. The agreed or determined amount, to the extent not already paid or taken into account on Completion, shall be paid by the Purchaser or the Seller (as the case may be). Payment of agreed or disputed amounts or portions thereof shall be made within five (5) Business Days following either agreement of the Parties or determination under clause 4.11 (as the case may be).

4.11        Independent determination

If the Parties cannot reach agreement on the contents of all or part of the Final Completion Statement within the time limit provided in clause 4.10, the disputed items may be referred by either Party for determination by an independent chartered accountant nominated by the Parties or, in the absence of agreement between the Parties in respect of the selection of an independent chartered accountant within five (5) Business Days of a Party notifying the other that it proposes to refer the dispute to an independent chartered accountant, by the President of the Institute of Chartered Accountants in England and Wales upon request of either the Seller or the

Purchaser.  The nominated chartered accountant shall be afforded such access to books, records, accounts and documents in the possession of the Parties as he may reasonably request, and he shall act as expert not as arbitrator. The said accountant’s determination shall, in the absence of fraud or manifest error or bias, be final and binding on the Parties, his fees and disbursements shall be borne by the Seller and the Purchaser in equal shares and the Parties shall bear their own costs in respect of such reference.

4.12        Operator’s Billing Statements

The Seller shall provide the Purchaser with copies of all reports, billing statements and correspondence and any other relevant documentation in support of the statements referred to in clauses 4.7(a) and 4.10 provided by an Operator.

4.13        Time Value Adjustment

(a)        The “Time Value Adjustment”, which shall be payable to the Seller, shall be computed as an amount equivalent to interest (being simple interest calculated on a monthly basis or part thereof) at the Interest Rate on the Final Etame Consideration from the Economic Date (excluding the Deposit from the Execution Date) up to and including the Completion Date.

(b)        An amount equivalent to interest (being simple interest calculated on a monthly basis) at the Interest Rate shall be payable on each element making up the Etame Interim Period Reimbursement and DE8 Interim Period Reimbursement from the date of the relevant payment or receipt, as appropriate, up to and including the Completion Date, with such interest being expressed as a positive value if it accrues on a payment made by the Seller and as a negative value if it accrues on a payment or credit received by the Seller.

4.14        Adjustments

(a)        No item taken into account in calculating any one Adjustment or other increases or decreases as the case may be under clauses 4.7 to 4.13 (inclusive) shall be taken into account in calculating any of the other Adjustments under clauses 4.7 to 4.13 (inclusive) so as to result in a Party making payment twice or receiving payment twice in respect thereof.

(b)        No Adjustment under this clause 4 shall be made in respect of any matter to which clauses 7.3 to 7.5 (inclusive) apply.

4.15        Where any sums are payable by the Purchaser to the Seller or by the Seller to the Purchaser, pursuant to clauses 4, 7, 8 or 10 are expressed in currencies other than Dollars, the same shall be converted into Dollars at the Conversion Rate and shall be paid to or by the Seller in Dollars.

4.16        Deferred and Contingent Consideration

(a)        The Purchaser shall pay the DE8 Deferred and Contingent Consideration to the Seller within ten (10) Business Days of the date of signature of a joint statement in relation to the commercially exploitable nature of a Hydrocarbon Deposit pursuant to the procedure outlined in Article 16.3 of the DE8 Contract (such date of signature being the “Commercial Discovery Date”), except if the Purchaser has:

(i)         irrevocably notified the Operator within sixty (60) days of the Commercial Discovery Date that it will not participate in such Hydrocarbon Deposit; or

(ii)        disposed of the DE8 Interest for a sum (whether in cash or kind) of less than US$1,000,000 (one million United States Dollars) by the Commercial Discovery Date, including by way of a withdrawal in accordance with Clause 23 of the DE8 JOA.

(b)        The Purchaser shall notify the Seller promptly following:

(i)         notice being issued to the Government in respect of the discovery of a Hydrocarbon Deposit pursuant to Article 16.1 of the DE8 Contract;

(ii)        the issuance to the Government of an opinion on the commercially exploitable nature of a Hydrocarbon Deposit pursuant to Article 16.2 of the DE8 Contract; and

(iii)        the date of signature of a joint statement in relation to the commercially exploitable nature of a Hydrocarbon Deposit pursuant to the procedure outlined in Article 16.3 of the DE8 Contract.

(c)        The Purchaser shall pay the Etame Deferred and Contingent Consideration to the Seller within ten (10) Business Days of the date on which the simple average of Brent over a period of ninety (90) consecutive days falling within the period between 1 July 2020 and 30 June 2022 (inclusive) has exceeded US$60 (sixty United States Dollars) per barrel.  For the purposes of this clause 4.16(c), “Brent” shall mean, in respect of any given day, the simple average of the high and low quotations for “Brent (Dated)” as published by Platts Crude Oil Marketwire on such day; provided that if “Brent (Dated)” is not so published on any day, then the most recently published quotations for “Brent (Dated)” shall apply for the purposes of this clause 4.16(c).

5.        PERIOD PRIOR TO COMPLETION

5.1        During the period on and from the Execution Date until Completion, the Seller shall:

(a)        conduct its affairs regarding the Transferred Interests in the ordinary and usual course with the intention that the same be protected and maintained in accordance with good industry practice;

(b)        keep the Purchaser adequately informed of all material operations as are provided by the Operator and conducted pursuant to the Contract and the JOA;

(c)        not sell, transfer, Encumber or relinquish any of the Transferred Interests, save for the sale of Hydrocarbons and of Joint Property in the ordinary course of business pursuant to applicable law or the Transferred Interests Documents;

(d)        keep the Purchaser fully informed of any changes or proposed changes to the acreage of the Contract Area;

(e)        not intimate or initiate any audit claim against the Purchaser, in its capacity as Operator, pursuant to the Etame JOA;

(f)         not vote in favour of the removal of the Purchaser as Operator in accordance with Article 4.10(E) of the Etame JOA; provided that this clause 5.1(f) shall not restrict the Seller from notifying and/or voting on the removal of the Purchaser as Operator under Articles 4.10(A) to (D) (inclusive) of the Etame JOA; and

(g)        not enter into any agreements for the sale of its equity entitlement share of Hydrocarbons without the prior written approval of the Purchaser, such approval not to be unreasonably withheld or delayed; provided that, no approval of the Purchaser shall be required where the Seller enters into an agreement for the sale of its equity entitlement share of Hydrocarbons which agreement is being entered into by the majority of the Etame Co-Venturers, including the Purchaser.

5.2        Subject to the provisions of this Agreement, the Purchaser shall accept the Field Facilities and the Joint Property comprising the Transferred Interests in the physical condition in which they exist at Completion and shall assume the risk of loss or damage thereto or the destruction thereof in whole or in part as from the Economic Date irrespective of the negligence of the Seller, the Operator or any other party to JOA, including breach of duty, statutory or otherwise.

5.3        If Completion does not take place for any reason provided for in this Agreement:

(a)        all information provided to the Purchaser under this clause 5 (except for that portion thereof which consists of analyses, compilations, studies or other documents prepared by or on behalf of the Purchaser), will be returned to the Seller promptly after the Seller’s request therefor and the Purchaser shall not retain copies thereof; and

(b)        that portion of such information which consists of analyses, compilations, studies or other documents prepared by or on behalf of the Purchaser will be destroyed.

5.4        If, in respect of one or both of the Transferred Interests, the Government or any party to the Transferred Interests Documents requires the Purchaser to:

(a)        provide a letter of undertaking to the Government pursuant to Article 46.2 of the Etame Contract and/or Article 47.2 of the DE8 Contract with respect to Purchaser’s commitments under the Contract, then the Purchaser shall at Completion provide the Government with, or procure the provision of, a guarantee or a replacement guarantee (as applicable) in the form set out in the applicable Contract; and/or

(b)        provide a guarantee to Tinworth in respect of the Contract for the provision and operation of an FPSO for the Etame Field, then the Purchaser shall at Completion provide Tinworth with, or procure the provision of, a replacement guarantee in the form set out in Appendix H to the Contract for the provision and operation of an FPSO for the Etame Field.

5.5        With regard to insurance matters:

(a)        from the Execution Date, the Seller shall promptly notify the Purchaser of any incidents involving a Transferred Interest which may give rise to a claim under the JOA insurance policies maintained by the Operator in relation to such Transferred Interest or any other policy held by the Seller in respect of the Transferred Interests and, in the event any incident does give rise to a claim, the Seller shall request that the Operator promptly pursues any claim thereunder (in the case of the JOA insurance policies) or shall promptly pursue any claim thereunder (in the case of any other policies).  Subject to clause 5.1(a), the Seller shall use reasonable endeavours to rectify or remedy all loss or damage suffered, or to meet all liabilities and expenses in relation to any loss or damage suffered, which are capable of being rectified, remedied or met by the proceeds received by the Seller from any such claim, subject always to the Purchaser’s obligation to reimburse the Seller for a proportion of the costs of the relevant insurance premia for the period from the Economic Date to Completion in accordance with the Interim Completion Statement and the Final Completion Statement; and

(b)        the Seller shall include in the Interim Completion Statement or, if received after its preparation shall include in the Final Completion Statement, the proceeds received from any claims relating to a Transferred Interest made under the insurance policies referred to in clause 5.5(a) against any loss, damage or liability arising on or after the Economic Date and before or on the Completion Date to the extent such proceeds have not been applied in rectifying, remedying or meeting such loss, damage or liability.

6.        COMPLETION

6.1        Subject to the satisfaction or waiver (in accordance with clause 3) of the applicable Conditions Precedent, Completion shall occur on the tenth (10th) Business Day following the date on which the last of the applicable Conditions Precedent has been fulfilled or waived (in accordance with clause 3), or such other date agreed in writing between the Parties.  Completion will occur at 14:00 hours local time at 8th Floor, 4 Kingdom Street, Paddington, London W2 6BD, or such other time of day and location as mutually agreed by the Parties.

6.2        At Completion:

(a)        the Seller shall, to the extent not already delivered prior to Completion, deliver to the Purchaser:

(i)         copies of each of the Etame Ministerial Approval, the DE8 Ministerial Approval and/or the DE8 Waiver, if received by the Seller in accordance with clauses 3.1 and 3.2;

(ii)        one (1) original of each of the Novation of Etame JOA and the Novation of DE8 JOA, in each case, duly executed by the Seller and each party thereto other than the Purchaser;

(iii)        in respect of each Non-Fundamental Completion Document that has been executed by all Relevant Third Parties thereto, one (1) original of such Non-Fundamental Completion Document duly executed by the Seller and each Relevant Third Party thereto;

(b)        the Purchaser shall:

(i)         pay to the Seller, by electronic transfer of immediately available funds to the Seller’s Account, the Final Consideration less (solely in the case of Completion in respect of the Etame Interest, whether alone or together with the DE8 Interest) the Deposit, as set out in the Interim Completion Statement; and

(ii)        deliver, to the extent not already delivered prior to Completion:

(A)        one (1) original of each of the Novation of Etame JOA and the Novation of DE8 JOA, in each case, duly executed by the Purchaser;

(B)        any letter of undertaking or guarantee to be provided by the Purchaser, as provided in clause 5.4; and

(C)        in respect of each Non-Fundamental Completion Document that has been executed by all Relevant Third Parties thereto, one (1) original of such Non-Fundamental Completion Document duly executed by the Purchaser and each Relevant Third Party thereto; and

(c)        each Party shall deliver to the other Party a copy, certified as a true copy and in full force and effect, of a resolution of its board of directors (or approval from an equivalent approval body including its Administrateur General) approving the execution by a person or persons of, entry into and performance of, this Agreement and the Completion Documents, together with any other documents required to be signed as herein provided on behalf of that Party (including, where the same is to be issued, the provision of any power of attorney by the Party) and, where a power of attorney is issued by a Party, a copy of that power of attorney approving such execution.

6.3        The Parties shall take whatever other actions and execute other deeds, agreements or other documents as may be reasonably necessary to give effect to the transfer and assignment of the Transferred Interests at Completion as contemplated in this Agreement.

6.4        To the extent not already in the Purchaser’s possession, within ten (10) Business Days of Completion the Seller shall make available for collection by the Purchaser, at Purchaser’s own expense within normal business hours,  the originals (or if unavailable, certified copies) of the Transferred Interests Documents and copies of Data in the possession or control of the Seller.

6.5        If a Party does not comply with its Completion obligations in accordance with clause 6.2 in any respect at the time and on the date set for Completion in accordance with clause 6.1, then Completion shall be deferred to the date falling exactly five (5) Business Days later.   If, at such deferred date, a Party fails to comply with its Completion obligations in accordance with clause 6.2, the other Party may, acting in its sole discretion:

(a)        defer Completion to a date it nominates, on written notice to the other Party, which shall be no more than twenty-eight (28) Business Days after the date on which Completion was originally scheduled to occur;

(b)        elect, on written notice to the other Party, to effect Completion as far as practicable and without prejudice to or in any way limiting its other rights under this Agreement; or

(c)        terminate this Agreement on written notice to the other Party (in which case, the provisions of clause 15.3 shall apply); provided that such Party shall not be entitled to terminate this Agreement if Completion has already occurred with respect to the Etame Interest or the DE8 Interest, as applicable, prior to such date, in which case such Party shall instead be entitled to cancel the transfer of the Etame Interest or the DE8 Interest, as applicable (and in which case, the provisions of clause 15.4 shall apply).

6.6        If a Non-Fundamental Completion Document has not been executed by all Relevant Third Parties thereto at or prior to Completion, then:

(a)        following Completion, the Seller and the Purchaser shall:

(i)        use all reasonable endeavours to procure all necessary Relevant Third Party consents to the transfer of the relevant Transferred Interest Document by the Seller to the Purchaser under such Non-Fundamental Completion Document as soon as practicable following Completion;

(ii)        keep each other informed of their progress in obtaining such Relevant Third Party consents;

(iii)        use all reasonable endeavours to obtain signatures from all such Relevant Third Parties to such Non-Fundamental Completion Document; and

(iv)        once such Relevant Third Party signatures are obtained, execute such Non-Fundamental Completion Document; and

(b)        in respect of the period from Completion until such Non-Fundamental Completion Document is executed by all Relevant Third Parties and becomes fully effective in accordance with its terms:

(i)        the Seller shall hold the benefit of such Non-Fundamental Completion Document on trust for the Purchaser, to the extent it is lawfully able to do so or, where it is not lawfully able to do so, the Seller and the Purchaser shall make such other arrangements between themselves as the Purchaser may reasonably require to provide the benefit of such Non-Fundamental Completion Document to the Purchaser, including the enforcement (at the cost and for the account of the Purchaser) of all of the Seller’s rights against any other party to such Non-Fundamental Interest Document; and

(ii)        to the extent the Purchaser is lawfully able to do so, the Purchaser shall perform and discharge the Seller’s outstanding obligations and liabilities under such Non-Fundamental Interest Document in respect of the period on and from the Economic Date as sub-contractor or agent, and the Purchaser shall indemnify and hold harmless the Seller from and against any and all costs, losses, expenses, claims suffered or incurred by the Seller in respect of all such obligations and liabilities in respect of the period on and from the Economic Date.

7.        INDEMNITY

7.1        To the extent that the intention of clause 2.1(b) is not achieved by the payment of the Consideration (including the Etame Interim Period Reimbursement and/or the DE8 Interim Period Reimbursement and/or the Final Completion Statement), the provisions of clause 7.2 shall apply following Completion.

7.2        Economic Date Obligations

Subject to clauses 7.1 and 7.3:

(a)        if any Obligations are incurred by the Seller (and/or its Affiliates) which relate to matters in respect of any period on or after the Economic Date, the Purchaser shall reimburse and indemnify the Seller and the Seller’s Affiliates in respect thereof;

(b)        if any Obligations (other than Audit Obligations, Decommissioning Obligations and Environmental Obligations) are incurred by the Purchaser (and/or its Affiliates) which relate to matters in respect of any period prior to the Economic Date, the Seller shall reimburse and indemnify the Purchaser and the Purchaser’s Affiliates in respect thereof;

(c)        if any Benefits accrue to the Seller (and/or its Affiliates) which relate to matters in respect of any period on or after the Economic Date, the Seller shall account to and reimburse the Purchaser in respect thereof; and

(d)        if any Benefits (other than Audit Benefits) accrue to the Purchaser (and/or its Affiliates) which relate to matters in respect of any period prior to the Economic Date, the Purchaser shall account to and reimburse the Seller in respect thereof.

Any amount to be paid or reimbursed in accordance with this clause 7.2 (which shall be determined on an Accruals Basis) after the provision of the Final Completion Statement pursuant to clause 4.10, shall be treated as an adjustment to the Consideration and shall be paid or reimbursed within ten (10) Business Days of receipt thereof (or, in the case of Obligations, within ten (10) Business Days of receipt of notification from the Party which has incurred such Obligations).

7.3        Audit Obligations

(a)        To the extent that any audit of the Contract Area is carried out by the Government in respect of any period prior to the Economic Date which results in Obligations being incurred by the Purchaser (and/or its Affiliates), the Seller shall reimburse and indemnify the Purchaser and the Purchaser’s Affiliates in respect thereof up to a maximum liability of two hundred and fifty thousand Dollars (US$250,000).

(b)        Except as provided in clause 7.3(a) and notwithstanding anything else to the contrary within the Completion Documents or this Agreement, the Purchaser will be responsible for and shall indemnify, defend and hold the Seller and the Seller’s Affiliates harmless from and against all duties, liabilities, obligations, expenditures, costs (including legal costs) and Claims arising from under or in respect of any audit of the Contract Area by the Government, whether arising before, on or after the Economic Date and regardless of whether resulting from any acts or omissions, negligence or breach of duty, whether statutory or otherwise, conduct or statements of the Seller or its Affiliates or any of them or the condition of the Transferred Interests (the “Audit Obligations”).

(c)        Notwithstanding anything else to the contrary within the Completion Documents or this Agreement, the Purchaser shall be entitled to any Benefits which may arise as a result of an audit of either Joint Account by the relevant JOA parties whether arising before, on or after the Economic Date (the “Audit Benefits”).

7.4        Decommissioning Obligations

Notwithstanding anything to the contrary within the Completion Documents or this Agreement, the Purchaser will be responsible for and shall indemnify, defend and hold the Seller and the Seller’s Affiliates harmless from and against all duties, liabilities, obligations, expenditures, costs (including legal costs) and Claims arising from under or in respect of the Field Facilities within the Contract Area relating to abandonment or decommissioning (which shall be deemed to include any residual liability for making safe, maintaining, monitoring and insuring) and any other expenditures and costs, pre or post cessation of production, as required by, inter alia, the terms of a Contract and the Transferred Interests Documents and all applicable laws (including the requirements of laws enacted after the Economic Date) and regulations, whether arising before, on or after the Economic Date and regardless of whether resulting from any acts or omissions, negligence or breach of duty, whether statutory or otherwise, conduct or statements of the Seller or its Affiliates or any of them or the condition of the Transferred Interests (the “Decommissioning Obligations”), including:

(a)        the proper plugging, replugging, and abandoning of all wells associated with the Contract Area, whether drilled or plugged before, on or after the Economic Date;

(b)        removing and disposing of all the Field Facilities and all other terminals, facilities, platforms, structures, equipment and pipelines comprising part of or related to the fields within the Contract Area;

(c)        in respect of fields within the Contract Area, compliance with the provisions of the Contracts, the other Transferred Interests Documents and all applicable laws and government rules, regulations, orders and requirements associated with the abandonment of all Field Facilities and the Contract Area, including any abandonment programme agreed with or provided by the Government; and

(d)        any terminals, facilities, platforms, structures, equipment and pipelines associated with any hydrocarbon storage activities in the Contract Area.

Notwithstanding the above, nothing in this clause 7.4 shall require the Purchaser to reimburse or repay to the Seller and/or its Affiliates any amounts which accrued in the period prior to the Economic Date and which have been paid by the Seller and/or its Affiliates prior to the Execution Date.

7.5        Environmental Obligations

Notwithstanding anything to the contrary within the Completion Documents or this Agreement, the Purchaser will be responsible for and shall indemnify and hold the Seller and the Seller’s Affiliates harmless from and against all duties, obligations, liabilities, costs (including legal costs) and Claims arising from, under or in respect of the ownership or use of the Transferred Interests and/or the Field Facilities and/or in connection with the Transferred Interests and relating to the following environmental occurrences, events and activities, whether arising before, on or after the Economic Date and regardless of whether resulting from any acts or omissions, negligence or breach of duty, whether statutory or otherwise, of the Seller or its Affiliates or the condition of the Transferred Interests (the “Environmental Obligations”), including without limitation:

(a)        any surface or subsurface contamination or pollution of the atmosphere, land, groundwater, or any watercourse or body of water or man-made structure above or below ground due to the proper or improper discharge, treatment, release, escape or disposal (onsite or offsite) of any waste material, hazardous waste or any other waste in connection with the operation of the Field Facilities and the Contract Area;

(b)        the clean‑up or containment of spills, waste, pollution or contamination, including pollution, radiation or other resulting toxic or other substance on or below any part of the Field Facilities and the Contract Area or removal of debris from or reinstatement of any area of land, foreshore, sea or seabed;

(c)        the underground injection of produced water or other chemicals or materials; and

(d)        compliance or failure to comply with applicable Environmental Laws and government environmental rules, regulations, orders and requirements in connection with the Transferred Interests and the Contract Area.

Notwithstanding the above, nothing in this clause 7.5 shall require the Purchaser to reimburse or repay to the Seller and/or its Affiliates any amounts which: (i) accrued in the period prior to the Economic Date and which have been paid by the Seller and/or its Affiliates prior to the Execution Date; and/or (ii) are recovered by the Seller and/or its Affiliates pursuant to any insurance policies related to the Transferred Interests.

7.6        If any person not a Party to this Agreement (a “Third Party”) notifies the Seller of any Claim by such Third Party against the Seller and such Claim gives rise to a right for the Seller to claim against the Purchaser for indemnification pursuant to clause 7.4 or clause 7.5 (a “Third Party Claim”), then:

(a)        the Seller shall:

(i)         promptly (and in any event within ten (10) Business Days of a Third Party Claim) give notice to the Purchaser of such Third Party Claim;

(ii)        not (and shall procure that each of the Seller's Affiliates shall not), notwithstanding this clause 7.6,  make any admission of liability, consent to the entry of any judgment or enter into any settlement or comparable agreement or compromise with respect to the Third Party Claim without the prior written consent of the Purchaser;

(iii)       promptly follow the instructions of the Purchaser to take such action as the Purchaser may request to avoid, resist, dispute, appeal, compromise or defend the Third Party Claim; and

(iv)       provide to the Purchaser (and its authorised employees and its professional advisers) all material technical, legal and financial information reasonably necessary or conducive to the proper defence of the Third Party Claim.

(b)        The Purchaser shall assume and conduct the defence of such Third Party Claim at its sole cost and liability, provided that the Purchaser first admits its liability to indemnify and hold harmless the Seller under clause 7.4 or clause 7.5 in respect of such Third Party Claim.

8.        WARRANTIES

8.1        Subject to the provisions of this clause 8 and save as disclosed in the Disclosure Letter, or set out or referred to in this Agreement, the Transferred Interests Documents or the Data Room Documents, the Seller hereby warrants to the Purchaser as at the Execution Date as follows:

(a)        The Seller is duly incorporated and validly existing under the laws of Gabon;

(b)        The Seller is not insolvent in accordance with applicable law and, so far as Seller is aware, there are no insolvency or similar arrangement proceedings pending, being contemplated by, or threatened against, the Seller. So far as the Seller is aware, no steps have been taken to enforce any security over the assets of the Seller and no event has occurred which would give the right to enforce such security;

(c)        The documents which contain or establish the Seller’s constitution incorporate provisions which authorise, and all necessary corporate action has been taken on the part of the Seller to authorise, the Seller to execute and deliver this Agreement and perform the transactions contemplated by this Agreement;

(d)        The signing and delivery of this Agreement and, subject to fulfilment of the applicable Conditions Precedent, the performance of any of the transactions contemplated by this Agreement will not contravene or constitute a default under any provision contained in any agreement, instrument, law, judgement, order, licence, permit or consent by which the Seller or any of its Affiliates or their respective assets are bound or affected;

(e)        The Seller is the sole beneficial owner of the Transferred Interests;

(f)         No Encumbrance is in existence and in force over the Transferred Interests nor, subject as aforesaid, is there in effect any agreement or commitment to create any Encumbrance, nor are there any other matters which restrict the Seller’s ability freely to dispose of the Transferred Interests or any Hydrocarbons attributable thereto;

(g)        The Seller has not committed any material breach of the Contract or of any of the Transferred Interests Documents;

(h)        At the Execution Date, the Seller has not received notice that any of the other parties to the Contract or of any of the Transferred Interests Documents is in breach thereof, which breach, at the date of making this statement, is of a material nature and is subsisting;

(i)        The Contract and all rights and interests of the Seller thereunder or deriving therefrom are in full force and effect;

(j)         At the Execution Date, no notice has been given to the Seller or, so far as the Seller is aware, to any other party to the Contract by the Government of any intention to revoke the Contract;

(k)        At the Execution Date, as far as the Seller is aware, the Contract is not in the course of being surrendered in whole or in part;

(l)         As far as the Seller is aware, none of the parties to the Contract or the current parties to the JOA has given any notice of withdrawal from the Contract or the JOA which is still current; and

(m)        At the Execution Date, the Seller is not a party to any litigation or arbitration or administrative proceedings in respect of which a writ or summons or other formal pleading has been served or judgement issued, nor is there any claim (whether or not formulated within a formal pleading as aforesaid) or dispute in relation to, and which is likely materially to prejudice or detrimentally affect in any material manner, the Transferred Interests.

8.2        Subject to the terms of this Agreement, the Purchaser hereby warrants to the Seller as follows:

(a)        The Purchaser is duly incorporated and validly existing under the laws of Gabon;

(b)        The Purchaser is not insolvent in accordance with applicable law and, so far as Purchaser is aware, there are no insolvency or similar arrangement proceedings pending, being contemplated by, or threatened against, the Purchaser. So far as the Purchaser is aware, no steps have been taken to enforce any security over the assets of the Purchaser and no event has occurred which would give the right to enforce such security;

(c)        The documents which contain or establish the Purchaser’s constitution incorporate provisions which authorise, and all necessary corporate action has been taken to authorise, the Purchaser to execute and deliver this Agreement and perform the transactions contemplated by this Agreement;

(d)        The signing and delivery of this Agreement and the performance of the transactions contemplated by this Agreement, will not contravene or constitute a default under any provision contained in any agreement, instrument, law, judgement, order, licence, permit or consent by which the Purchaser or any of its Affiliates or any of its assets is bound or affected; and

(e)        No litigation, arbitration, administrative proceeding, dispute or judgement against the Purchaser or to which the Purchaser is a party which might by itself or together with any such other proceedings have a material adverse effect on its business, assets or condition and which would materially and adversely affect its ability to observe or perform its obligations under this Agreement and the transactions contemplated hereby, is subsisting or, so far as the Purchaser is aware, threatened or pending against the Purchaser or any of its assets.

8.3        The warranties are given as at the date of this Agreement and, save for the warranties in clauses 8.1(h),  8.1(j),  8.1(k) 8.1(l) and 8.1(m), shall be repeated as at the Completion Date subject to matters set out, referred to or noted in the Transferred Interests Documents or the Data Room Documents, disclosed under the terms of the Disclosure Letter or disclosed pursuant to this Agreement.

8.4        The Seller shall promptly notify the Purchaser in writing of any circumstances or facts or matters which following execution of this Agreement become known to it prior to Completion which is in breach of any of the warranties (or which would be in breach were such warranties to be repeated each day from the Execution Date to the Completion Date).  Such notice shall state that it is served pursuant to this clause 8.4.

8.5        Except as provided in clause 8.6, in the event that any circumstance, fact or matter is notified by the Seller in accordance with clause 8.4 or otherwise becomes known to the Purchaser following execution of this Agreement which would, if subsisting at Completion, be in breach of the warranties (as repeated at the Completion Date pursuant to clause 8.3), then the Parties shall be obliged to proceed to Completion and Completion shall be without prejudice to any right of the Purchaser to seek damages from the Seller in respect of such breach pursuant to and in accordance with the following provisions of this clause 8.

8.6        Notwithstanding clause 8.5, if, immediately prior to Completion, the warranty set out in clause 8.1(f) would be breached when such warranty is repeated at Completion, other than in respect of an Excluded Encumbrance, then:

(a)        the Purchaser shall notify the Seller in writing of such breach of warranty;

(b)        Completion shall be deferred to:

(i)        if Completion is to occur in respect of the Etame Interest only, the Etame Backstop Date;

(ii)        if Completion is to occur in respect of the DE8 Interest only, the DE8 Backstop Date;

(iii)        if Completion is to occur in respect of both the Etame Interest and the DE8 Interest, the earlier of the Etame Backstop Date and the DE8 Backstop Date,

(the “Deferred Completion Date”);

(c)        Completion shall take place on the Deferred Completion Date, and the Deferred Completion Date shall be the Completion Date for all purposes of this Agreement; and

(d)        if, immediately prior to Completion on the Deferred Completion Date, the warranty set out in clause 8.1(f) would be breached when such warranty is repeated at Completion, other than in respect of an Excluded Encumbrance, then the Purchaser may, at its sole discretion, terminate this Agreement by notice to the Seller and the provisions of clause 15.3 shall apply; provided that the Purchaser shall not be entitled to terminate this Agreement if Completion has already occurred with respect to the Etame Interest or the DE8 Interest, as applicable, prior to such date, in which case the Purchaser shall instead be entitled to cancel the transfer of the Etame Interest or the DE8 Interest, as applicable (and the provisions of clause 15.4 shall apply).

provided that, The Purchaser shall not be entitled to Claim that any fact or matter constitutes a breach of the warranties set out above unless Completion has occurred and to the extent that such fact or matter has been disclosed to it in the Disclosure Letter, or set out or referred to in this Agreement, the Transferred Interests Documents or the Data Room Documents or is within the actual knowledge of the Purchaser as at the Execution Date in its capacity as Operator pursuant to the Etame JOA.

8.7        The Purchaser’s Claim for breach of warranty shall be limited to damages and the Purchaser shall not be entitled to any other form of remedy in relation thereto including, rescission.

8.8        The Seller shall not be liable for any claim in relation to any breach of any warranty set out in clause 8.1, unless it receives from the Purchaser, as soon as practicable after the Purchaser becomes aware of the same, a notice containing reasonable details of the relevant claim including the Purchaser’s provisional estimate of the amount of the claim; provided always that such notice is received on or before the date which is six (6) months after the

Completion Date.  Any Claim made shall be deemed to have been withdrawn unless proceedings in respect thereof have been both issued and served on the Seller within twelve (12) months of the giving of such notice.

8.9        A breach of warranty under this clause 8 which is capable of remedy shall not entitle the Purchaser to make a claim unless the Seller is given notice of such breach and the Seller has failed to remedy such breach within thirty (30) days after the date on which such notice is served on the Seller.

8.10       In entering into this Agreement, no Party has relied on any representation, warranty or undertaking which is not contained in this Agreement.

8.11      Except as set forth in clauses 8.1 and 12, neither the Seller nor any of its Affiliates nor any officer, shareholder, director, employee, agent, consultant, auditor or representative of the Seller or any of its Affiliates makes any representation, warranty or undertaking, statement, opinion, information or advice (including any representation, warranty, undertaking, statement, opinion, information or advice (a) communicated (orally or in writing) to the Purchaser or any Affiliates of the Purchaser or (b) made in any data, information or document communicated to the Purchaser or any Affiliates of the Purchaser, or made by any officer, shareholder, director, employee, agent, consultant, auditor or representative of the Seller or any Affiliates of the Seller) and the Purchaser acknowledges, affirms and warrants that it has not relied, and will not rely, upon such representation, warranty, undertaking, statement, opinion, information or advice in entering into this Agreement or carrying out the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, the Seller makes no representation or warranty as to and the Purchaser acknowledges, affirms and warrants that it has not relied on: (i) the amounts, quality or deliverability of reserves of oil, natural gas or other Hydrocarbons attributable to the Transferred Interests; (ii) any geological, geophysical, engineering, economic or other interpretations, forecasts or evaluations; (iii) any forecast of expenditures, budgets or financial projections; (iv) any geological formation, drilling prospect or hydrocarbon reserve; or (v) the state, condition or fitness for purpose of any of the Field Facilities and other physical assets forming part of the Joint Property or otherwise related to the Transferred Interests and/or to operations under the Contract, the JOA and/or other Transferred Interests Documents.

8.12        The liability of the Seller hereunder shall be limited as follows:

(a)        there shall be disregarded for all purposes any Claim under the warranties given by the Seller in respect of the Etame Interest if the amount of the damages to which the Purchaser would otherwise be entitled in respect of such Claim is less than one per cent (1%) of the Initial Etame Consideration;

(b)        the Seller shall have no liability in respect of a Claim under the warranties given by the Seller in respect of the Etame Interest unless and to the extent that the damages to which the Purchaser is entitled in aggregate in respect of all Claims under the warranties given by the Seller in respect of the Etame Interest exceed five per cent (5%) of the Initial Etame Consideration;

(c)        the maximum aggregate liability of the Seller in respect of all Claims under the warranties given by the Seller in respect of the Etame Interest shall not exceed the Final Etame Consideration;

(d)        the maximum aggregate liability of the Seller in respect of all Claims under the warranties given by the Seller in respect of the DE8 Interest shall not exceed the Final DE8 Consideration; and

(e)        the maximum aggregate liability of the Seller in respect of all Claims under or in connection with this Agreement (whether pursuant to the Seller’s warranties or any other provisions of this Agreement) shall not exceed the sum of the Final Etame Consideration and the Final DE8 Consideration.

8.13        If:

(a)        any circumstance arises which may result in the Purchaser having a Claim against the Seller under this Agreement, or

(b)        the Purchaser is or may be entitled by law to recover from some other person, firm, authority or body corporate any sum in respect of which the Purchaser may have a Claim against the Seller hereunder, the Purchaser shall promptly notify the Seller thereof (giving all details as are then available) and the Seller shall be entitled: (i) to take and/or require the Purchaser to take any action the Seller might reasonably request to resist such liability or enforce such recovery (as the case may be), in both cases in the name of the Purchaser but at the cost and expense of the Seller, and (ii) to have conduct of any appeal, dispute, compromise or defence of the dispute and of any incidental negotiations for the aforesaid purposes, and the Purchaser will give the Seller all co-operation, access and assistance for the purposes of resisting such liability or enforcing such recovery (as the case may be) as the Seller may reasonably require.

8.14      If the Seller pays to the Purchaser an amount pursuant to a Claim hereunder, and the Purchaser is entitled to recover from some other person any sum to which it would not have been or become entitled but for the circumstances giving rise to such a Claim, the Purchaser shall promptly undertake all appropriate steps to enforce such recovery and shall forthwith repay to the Seller so much of the amount paid by it as does not exceed the amount recovered from the third party.

8.15      The Seller shall have no liability in respect of any Claim for breach of warranty or of this Agreement to the extent that such Claim is occasioned by the Seller doing or omitting to do any act or thing at the request of or with the agreement of the Purchaser, or such Claim is in respect of a Consequential Loss.

8.16      Nothing in this Agreement shall relieve the Purchaser of any duty, whether at common law or otherwise, to mitigate any loss or damage incurred by it in respect of any Claim.

8.17      The Purchaser shall not be entitled to recover from the Seller the same sum or loss more than once in respect of any Claim.

8.18      The Seller shall not be liable to the Purchaser for any Claim to the extent that allowance, provision or reserve has been made, for the benefit of the Purchaser, for such Claim in the Final Completion Statement, or such Claim is the subject of any JOA insurance policies or any insurance of the Purchaser and the Purchaser has actually recovered pursuant to such insurance policies or insurance.  If the Purchaser is entitled to claim under any policy of insurance in respect to any matter which would otherwise give rise to a Claim, the Purchaser shall take all steps required to recover such loss from relevant insurers.

8.19      Save as set out in this Agreement, the Seller shall not be liable to the Purchaser for any Claim hereunder to the extent such Claim was increased by or to the extent to which the Claim arose as a result of an act, omission or transaction carried out after the Execution Date by the Purchaser or the Purchaser’s Affiliates otherwise than:

(a)        in the ordinary and usual course of business; or

(b)        in pursuance of a legally binding commitment entered into prior to the Execution Date.

8.20      The Seller shall not be liable in respect of any Claim hereunder to the extent that such Claim is attributable to, or is increased as a result of, any legislation not in force at the Execution Date or to any change of law, regulation, directive, requirement or administrative practice or any change in rates of tax, which in each case is not in force at the Execution Date.

8.21      If any Claim hereunder shall arise by reason of some liability which at the time that the Claim is notified to the Seller is contingent only, the Seller shall not be under any obligation to make any payment in respect of such Claim until such time as the contingent liability ceases to be so contingent.

8.22      The Purchaser shall not be entitled to recover any loss or liability pursuant to a Claim made under this Agreement to the extent that the Purchaser has obtained tax relief in respect of such Claim or any liability to tax is reduced or offset provided that the Purchaser shall not be required to offset or use any existing tax relief not related to the Claim.

8.23        Material Adverse Change

(a)         If, after the Execution Date but before the Completion Date, a Material Adverse Change Event occurs the Purchaser may by written notice to the Seller terminate this Agreement with immediate effect and the provisions of clause 15.3 shall apply; provided that the Purchaser shall not be entitled to terminate this Agreement if Completion has already occurred with respect to the DE8 Interest prior to such date, in which case the Purchaser shall instead be entitled to cancel the transfer of the Etame Interest (and the provisions of clause 15.4 shall apply). The Seller undertakes to give immediate notice to the Purchaser of any potential Material Adverse Change Event of which it becomes aware before Completion.

(b)        For the purposes of this clause 8.23, a “Material Adverse Change Event” shall be the occurrence of any event or series of events,  whether or not foreseeable as at the Execution Date and whether or not covered by insurance, but excluding any event or series of events caused by the gross negligence of the

Operator under the Etame JOA, which results in a reduction in the Total Available Production to less than ten thousand Barrels per day (10,000 bpd) and such reduction in the Total Available Production: (i) continues for a period of at least ninety (90) consecutive days prior to Completion, or (ii) the Purchaser expects, acting reasonably in its capacity as the Operator under the Etame JOA, on the day prior to Completion that such reduction in production will continue for at least ninety (90) consecutive days in total (including any period following Completion).

9.        ANNOUNCEMENTS AND CONFIDENTIALITY

9.1        A Party shall not issue any press release or make any public statement with respect to the terms or existence of this Agreement and the transactions contemplated hereby without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed.  Notwithstanding the foregoing, where a release or statement is required to be issued by applicable law, legal proceedings or by obligations pursuant to any listing agreement with any stock exchange having jurisdiction over such Party or its Affiliates, the Party intending to make the release or statement will, to the extent permissible, advise the other Party prior to the impending announcement and communication and will seek to accommodate the stated interest of the said other Party.

9.2        This Agreement and all information related thereto provided by one Party to the other (collectively the “Information”) shall be kept confidential and shall not be disclosed by either Party to any third party without the prior written consent of the other Party which owns or is entitled to use such information, provided that disclosure may be made:

(a)        as required by applicable law or any expert determination or arbitration under this Agreement;

(b)        pursuant to any requirements of any stock exchange applicable to a Party or its Affiliates;

(c)        to a Party's (or its Affiliate's), respective officers, directors, employees and advisers where disclosure of such Information is essential to such individuals’ work subject to each Party taking sufficient precautions to ensure the relevant information is kept confidential;

(d)        to contractors and consultants engaged, or proposed to be engaged, by any Party where disclosure of Information is essential to such contractor’s or consultant’s work for such Party;

(e)        to any person from whom such Party is seeking or obtaining finance, and to its and their professional advisers, upon obtaining a similar undertaking of confidentiality (but excluding this proviso) from such person and its and their professional advisers;

(f)        as required to be made by the Seller under a Contract,  a JOA or in satisfying the Conditions Precedent, or

(g)        to the extent the Information which, through no fault of a Party, becomes a part of the public domain.

9.3        Any disclosure under clauses 9.2(c) or 9.2(d) must be made on a confidential basis on terms not less onerous to the recipient than the terms of this clause 9 and the Party making such disclosure is responsible for ensuring the recipient adheres to the terms of such disclosure and indemnifies the other Party against all  claims, losses or liabilities resulting from unauthorised disclosure by the recipient or by any third party to whom the relevant Information is subsequently disclosed.

9.4        To the extent possible and permitted by law and the rules of any relevant stock exchange, any disclosure under clauses 9.2(a),  9.2(b) and 9.2(f) must be made on a confidential basis.

9.5        The provisions of this clause 9 shall continue to apply notwithstanding termination of this Agreement in whole or in part for any reason prior to Completion, for a period of two (2) years from termination. After Completion, this clause 9 shall continue to apply to the terms of this Agreement and to such of the Information which is not covered by the confidentiality provisions of the JOAs, for a period of two (2) years from Completion.  The preceding sentence shall not prevent a Party bringing a claim hereunder after Completion for any breach of this clause 9 occurring prior to Completion.

9.6        The Confidentiality Agreements between the Seller and Vaalco Energy Inc., dated 10 September 2020, are both terminated with effect from the Execution Date.

10.        TAX AND COST RECOVERY

10.1        Tax

(a)        The Seller shall be liable for any capital gain tax or profit tax or similar tax in respect of the transfer of the Transferred Interests, whether arising under or in connection with this Agreement and/or the Transferred Interests Documents.

(b)        Each Party shall make all payments under this Agreement without withholding or deduction of, or in respect of, any tax unless required by law. If any such withholding or deduction is required, the payor shall, when making the payment to which the withholding or deduction relates, pay to the payee such additional amount as will ensure that the payee receives the same total amount that it would have received if no such withholding or deduction had been required.

10.2        Cost Recovery

The Seller’s entitlement to recover Petroleum Costs in accordance with:

(a)        Article 24 of the Etame Contract and Article 19 of the Etame JOA; and

(b)        Article 24 of the DE8 Contract and Clause 17 of the DE8 JOA,

shall be transferred to the Purchaser at Completion as part of each of the Transferred Interests.

10.3        Reimbursements

The Seller’s entitlement to recover reimbursement of development costs in accordance with Article 19 of the Etame Contract shall be transferred to the Purchaser at Completion as part of the Etame Transferred Interest.

11.        LIMITATION OF LIABILITY

11.1        Neither Party, nor its Affiliates, shall, in respect of the matters covered by this Agreement,  including any Claims made hereunder, be liable to the other Party or its Affiliates or to the officers, directors, employees, servants, agents and insurers of the other Party for any Consequential Losses suffered by the other Party or by its officers, directors, employees, servants, agents or insurers or any of its Affiliates (whether or not foreseeable at the Execution Date), however so arising, whether under contract, tort (including negligence), strict liability or otherwise and notwithstanding the negligence or breach of duty of that Party or its relevant Affiliate.

11.2        In this clause 11, “Consequential Losses” shall mean:

(a)        any incidental, consequential, punitive, special or exemplary loss or damages, and/or

(b)        any loss of production, loss of product, loss of bargain, expectation or opportunity, loss of contract, loss of use, loss of revenue, deferment of income, profit or anticipated profit, reservoir or formation damage, inability to produce, use or dispose of hydrocarbons (including loss due to business interruption) to the extent that these are not included in clause 11.2(a), due to any direct or indirect cause whatsoever including negligence or a breach of duty (statutory or otherwise) of the other Party and whether or not foreseeable at the date of execution of this Agreement; provided that:  (i) payments due from the Purchaser to the Seller under this Agreement and forming part of the Consideration; and (ii) interest accruing on late payments under this Agreement, shall not be considered to be “Consequential Losses”.

12.        BUSINESS ETHICS

12.1      Each Party confirms that it is familiar with all applicable anti-bribery legislation, including the applicable laws of the United States of America (including the Foreign Corrupt Practices Act), the UK Bribery Act 2010, the applicable laws of South Africa (including the Prevention and Combating of Corrupt Activities Act), and  the principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on December 17, 1997, which entered into force on February 15, 1999, and the Convention’s Commentaries (collectively, the “Anti-Bribery Provisions”).

12.2      Each Party warrants that performance under this Agreement will be made in compliance with the Anti-Bribery Provisions.

12.3      Each Party warrants that it and its Affiliates have not made, offered, or authorised and will not make, offer, or authorise any payment, facilitation payment, gift, promise or other advantage in connection with the matters which are the subject of this Agreement, whether directly or through any other person or entity, to or for the use or benefit of any officer or employee of the other Party or any public official (i.e. any person holding a legislative, administrative or judicial office, including any person employed by or acting on behalf of a public agency, a public enterprise or a public international organisation) or any political party or political party official or candidate for office, where the payment, gift, promise or advantage would violate the applicable Anti-Bribery Provisions.

12.4        No Party shall make any facilitation payment in the performance of its obligations in terms of this Agreement.

12.5      Each Party agrees to maintain adequate internal controls and to keep accurate and complete records that support the payments due and all transactions under this Agreement and grants the other Party the right to inspect all relevant books and records, including financial statements, general ledger, journals and registers, and all supporting business records of the transactions identified on the records relating to this Agreement.

12.6      Each Party agrees that it is not in any way authorised to take any action on behalf of another Party that would result in an inadequate or inaccurate recording and reporting of assets, liabilities or any other transaction, or which would put such Party in violation of its obligations under any laws applicable to such Party.

12.7      Each Party warrants that, to the best of its knowledge and belief neither it nor any of its personnel has been investigated (or is being investigated or is subject to a pending or threatened investigation) or is involved in an investigation (as a witness or suspect) in relation to any breach of the Anti-Bribery Provisions by any law enforcement, regulatory or other governmental agency or any customer or supplier; or has admitted to; or been found by a court in any jurisdiction to have engaged in any breach of the Anti-Bribery Provisions or been debarred from bidding for any contract or business; or are public officials or persons who might otherwise reasonably be considered likely to assert a corrupt or illegal influence on behalf of the company. Each Party agrees that if, at any time, it becomes aware that any of the warranties set out in this clause 12.7 is no longer correct, it will notify the other Party of this immediately in writing.

12.8      The warranties set out in this clause 12 are mutual and continuing warranties and must be construed independently and no warranty in this clause 12 shall be limited by reference to any other warranty in this clause 12. The warranties in this clause 12 shall survive Completion of this Agreement.

12.9      Each Party (the “Indemnifying Party”) shall be liable for and shall indemnify, defend and hold the other (the “Indemnified Party”) harmless to the maximum extent provided in law from and against any claims, losses, costs, fees, payment of interest, fines or other liabilities incurred in connection with or arising from the investigation of, or defence against, any litigation or other judicial, administrative, or other legal proceedings brought against the Indemnified Party as a result of acts or omissions by the Indemnifying Party or its Affiliates, subcontractors or agents in violation of, or alleged to be in violation of, the Anti-Bribery Provisions.

12.10     Any breach of, or failure to comply with, the provisions or warranties in this clause 12 by a Party (the breaching Party) shall be deemed material and shall entitle the other Party (the non-breaching Party) to terminate this Agreement prior to Completion on written notice to the other Party; provided that such Party shall not be entitled to terminate this Agreement if Completion has already occurred with respect to the Etame Interest or the DE8 Interest, as applicable, prior to such date, in which case such Party shall instead be entitled to cancel the transfer of the Etame Interest or the DE8 Interest, as applicable (and the provisions of clause 15.4 shall apply).

12.11    The indemnity contained in clause 12.9 shall not be subject to the provisions of clause 8 and shall survive the termination of this Agreement.

13.        NOTICES

13.1      All notices and other communications hereunder shall be made in writing (in English) and shall be delivered in person, sent by courier or pre-paid registered mail to the Parties or the Guarantor at their respective address as follows:

Seller

C/O Sasol UK Limited

8th Floor, 4 Kingdom Street

London W2 6BD

Attention: Senior Manager: Legal

With a copy to:

Attention: VP Portfolio Optimisation and Business Support

Purchaser

VAALCO Gabon S.A.

Port-Gentil, Zone Industrielle OPRAG

Nouveau Port, Port-Gentil/Gabon, B.P. 1335

Attention :  Thor Pruckl – Country Manager

With a copy to:

VAALCO Energy, Inc.

9800 Richmond Avenue – Suite 700

Houston, Texas 77042, USA

Attention:  Michael G. Silver – General Counsel

Guarantor

VAALCO Energy, Inc.

9800 Richmond Avenue – Suite 700

Houston, Texas 77042, USA

Attention:  Michael G. Silver – General Counsel

Verbal communication does not constitute notice for purposes of this Agreement.

13.2        Notices shall be deemed to have been given and received:

(a)        if delivered in person or by courier, on the day of delivery;

(b)        if sent by pre-paid registered mail, seven (7) days after the date of posting.

13.3      Either Party may change its address hereunder and/or designate that copies of all such notices be directed to another person at another address, on giving the other Party five (5) days prior written notice thereof.

14.        ASSIGNMENT

14.1      This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

14.2      Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred by a Party without the prior written consent of the other Parties.

14.3        Notwithstanding clause 14.2, following Completion:

(a)        the Seller may transfer all of its rights and obligations under this Agreement to an Affiliate with the prior written consent of the Purchaser or the Guarantor (such consent not to be unreasonably withheld or delayed; provided that it shall not be unreasonable to withhold such consent if the relevant Seller's Affiliate is not of the same or better financial standing as the Seller); and

(b)        the Purchaser may transfer all of its rights and obligations under this Agreement to an Affiliate with the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed; provided that it shall not be unreasonable to withhold such consent if the relevant Purchaser's Affiliate is not of the same or better financial standing as the Purchaser).

15.        TERMINATION

15.1      Save as herein provided, upon termination of this Agreement no Party shall have any liability to the other Party except in respect of any breach of the terms of this Agreement committed before the termination.  Neither Party shall be deemed to be in breach of any of its obligations under this Agreement which it is not able to meet as a result of the other Party’s breach of any of its obligations pursuant to this Agreement.

15.2        This Agreement may be terminated prior to Completion by the Seller or the Purchaser if:

(a)        the other Party is in breach of any of its warranties given in clause 12;

(b)        the other Party voluntarily (save for the purpose or reorganisation or amalgamation) commences any proceeding, or files any petition seeking its liquidation, dissolution, winding up, composition or other relief under any bankruptcy, insolvency, receivership or similar laws applicable to such Party or consents to the commencement of any proceeding or the filing of any petition against it under any similar law;

(c)        the other Party makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due;

(d)        the other Party consents to the appointment of a receiver, trustee or liquidator over such Party;

(e)        a third party files a petition seeking the liquidation, reorganization, dissolution, winding-up, composition or other relief with respect to the other Party pursuant to the provisions of any bankruptcy, insolvency, receivership or similar laws applicable to such Party, and such petition is not dismissed, stayed or deferred within thirty (30) Business Days after the first substantive court hearing on such petition in a court of competent jurisdiction;

(f)        a court of competent jurisdiction enters an order or decree appointing a receiver, liquidator or trustee over the other Party, and such receiver, liquidator or trustee is not discharged within a period of thirty (30) Business Days after the date of such order or decree; or

(g)        a court of competent jurisdiction enters an order or decree adjudicating the other Party to be bankrupt or insolvent, and such order or decree is not stayed or discharged for a period of thirty (30) Business Days after the date of such order or decree, provided that such Party shall not be entitled to terminate this Agreement if Completion has already occurred with respect to the Etame Interest or the DE8 Interest, as applicable, prior to such date, in which case such Party shall instead be entitled to cancel the transfer of the Etame Interest or the DE8 Interest, as applicable (and the provisions of clause 15.4 shall apply).

15.3      Where this Agreement is terminated pursuant to clauses 3.8, 6.5(c), 8.6,  8.23,  12.10 or 15.2, such termination shall be without prejudice to any rights and obligations arising out of or in connection with this Agreement that have vested, matured or accrued before such termination, and for the purpose of enforcing such rights and obligations the provisions of this Agreement shall survive such termination; provided that, with respect to a termination pursuant to clause 12.10 or clause 15.2(a), the obligations of the Party that is not in breach to make further payments pursuant to this Agreement shall be fully extinguished on and from such termination.

15.4        Where the transfer of the DE8 Interest is cancelled pursuant to clauses 6.5(c), 8.6,  12.10 or 15.2:

(a)        the definition of “Transferred Interests” shall be revised accordingly to reflect such cancellation; and

(b)        such cancellation shall be without prejudice to any rights and obligations arising out of or in connection with this Agreement that have vested, matured or accrued before such cancellation.

15.5      Except as expressly provided in clauses 3.8, 6.5(c), 8.6,  8.23,  12.10 and 15.2, neither Party shall have any right to rescind or terminate this Agreement.

16.        APPLICABLE LAW AND ARBITRATION

16.1      The construction, validity and performance of this Agreement shall be governed by and construed in accordance with the laws of England and Wales.

16.2      A Dispute shall be resolved, if possible, by negotiation.  A notice of the existence of a Dispute shall be given by a Party in accordance with the provisions of clause 13.  In the event that no agreement is reached within thirty (30) days after the date when either Party first notifies the other that a Dispute exists, or such longer period that is specifically provided for elsewhere in this Agreement, either Party shall have the right to give a notice requesting that such Dispute be determined by arbitration as provided for in clause 16.3.  Save for the referral of any Dispute to an expert as expressly provided for in this Agreement or as otherwise agreed in writing by the Parties, arbitration shall be the exclusive method of determining a Dispute under this Agreement.

16.3        The following provisions shall apply with respect to any arbitration conducted under this Agreement:

(a)        all Disputes referred to arbitration shall be finally settled under the Rules of the London Court of International Arbitration in existence on the Execution Date (the “LCIA Rules”), except as the LCIA Rules may be modified by the provisions of this clause;

(b)        the place of arbitration shall be London, England.  The arbitral proceedings shall be conducted in the English language.  The English version of this Agreement signed by the Parties shall be used in arbitral proceedings and as the exclusive basis for determining the agreement of the Parties with respect to any matter considered in such proceedings;

(c)        an award by an arbitrator or arbitrators shall be final and binding on all Parties and subject only to appeal under Sections 67 and 68 of the (English) Arbitration Act 1996 (the “Act”);

(d)        the arbitration shall be conducted by a sole arbitrator nominated by agreement between the Parties; provided that, if the Parties are unable to agree on a nominee for sole arbitrator within thirty (30) days from the date of request for arbitration, then the London Court of International Arbitration shall appoint the sole arbitrator in accordance with the LCIA Rules;

(e)        insofar as practicable, the Parties shall continue to implement the terms of this Agreement notwithstanding the initiation of arbitral proceedings and any pending Dispute;

(f)        the provisions set out in this clause 16.3 shall continue after the termination of this Agreement where notice of the existence of a Dispute was given under clause 16.2 prior to termination;

(g)        notwithstanding the provisions of clause 16.1, the agreement to arbitrate set forth in this clause 16.3 shall be governed by and construed in accordance with the laws of England.  The Parties hereby submit to the non-exclusive jurisdiction of the Courts of England having jurisdiction for the purpose of this clause 16.3 only;

(h)        the non-mandatory provisions of the Act are hereby excluded save to the extent to which this clause 16.3 refers to them.  This provision shall not prevent the Parties from reaching any subsequent agreement to apply any of the non-mandatory provisions of such Act in the event of a failure or in aid of the procedures under the LCIA Rules.

16.4        Any determination or award rendered in an arbitration conducted under clause 16.3:

(a)        shall be implemented in accordance with its terms;

(b)        may be entered as a judgement by any court of competent jurisdiction; and

(c)        may not be challenged in any court, either at the place of arbitration or elsewhere, except on grounds of fraud or miscarriage of justice concerning the actions of the arbitral tribunal or a member thereof.

16.5        This clause 16 shall survive termination of this Agreement.

17.        MISCELLANEOUS

17.1      Each of the Parties shall do all such acts and execute and deliver all such documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

17.2      The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual and several, not joint or collective.  It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create, a mining or other partnership, joint venture or association, or (except as explicitly provided in this Agreement) a trust.  This Agreement shall not be deemed or construed to authorise any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set out in this Agreement.  In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries.

17.3      Except as otherwise provided in this Agreement, no provision of this Agreement is enforceable by a person who is not a Party to this Agreement and this Agreement shall exclude (to the extent permitted by applicable law) any rights under applicable law conferring rights under a contract to a person not a party to that contract.

17.4      Except as otherwise provided in this Agreement, the failure by a Party to enforce any provision of or right under this Agreement shall not be considered a waiver thereof and shall not affect that Party's right hereafter to enforce the provision or right.  Any waiver must be in writing, and any waiver of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

17.5      Each provision of this Agreement shall be construed as though all Parties participated equally in the drafting of the same.  Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

17.6      Payments due to be made by one Party to any other Party under this Agreement shall be made without withholding, counterclaim, set-off or similar deduction.

17.7      This Agreement constitutes the entire agreement of the Parties in relation to its subject matter and supersedes all prior understandings and negotiations of the Parties, and may only be modified by written agreement signed by both Parties.

17.8      If a term in or provision of this Agreement is held to be illegal, invalid or unenforceable, in whole or in part, under an enactment or rule of law, it shall to that extent be deemed not to form part of this Agreement and the enforceability of the remainder of this Agreement shall not be affected.

17.9      Except to the extent already performed, all provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion.

17.10      This Agreement may be executed in counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts together shall constitute one and the same instrument, provided that no Party shall be bound to this Agreement unless and until both Parties have executed and delivered a counterpart.

17.11      Each Party shall pay its own costs and expenses (and those of its advisers) in connection with the negotiation and execution of this Agreement and the Completion Documents.

17.12      In the event of any conflict or inconsistency between this Agreement and the JOA, as between the Parties, this Agreement shall prevail to the extent of the conflict or inconsistency.  In the event of any conflict or inconsistency between this Agreement and the Contract, as between the Parties, this Agreement shall prevail to the extent of the conflict or inconsistency, unless such would be in violation of applicable laws in Gabon.

18.        GUARANTOR

18.1      In consideration of the Seller agreeing to enter into this Agreement for the sale and transfer of the Transferred Interests to the Purchaser, the Guarantor (as a primary obligor and not merely as a surety) hereby unconditionally and irrevocably guarantees to the Seller, and the Seller’s successors and permitted assigns, the full and complete performance by the Purchaser of all the covenants, agreements and obligations made or undertaken by or imposed upon the Purchaser in this Agreement or in any amendments, changes or modifications thereof approved by the Seller and the Purchaser, including under the Purchaser’s warranties and under any indemnities of the Purchaser in this Agreement, including clauses 7.3 and 7.5.  Notice of non-payment or non-performance, notice of amounts owed but unpaid at any particular time, presentment, protests, demands and prosecution of remedies are hereby expressly waived by the Guarantor, and the obligations of the Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by the Seller against the Purchaser of any of the rights or remedies reserved to the Seller pursuant to the provisions of this Agreement.  The Seller may grant extensions of time and other indulgences and may modify, amend and waive any of the terms, covenants, conditions, provisions or agreements of this Agreement, and discharge or release the Purchaser therefrom, all without notice to the Guarantor and without in any way impairing, releasing or affecting the liability or obligation of the Guarantor hereunder.  The Guarantor agrees that the Seller may proceed directly against the Guarantor without taking any action under this Agreement and without exhausting the Seller’s remedies against the Purchaser; and no discharge of the Purchaser in bankruptcy or in any other insolvency proceedings shall in any way, or to any extent, discharge or release the Guarantor from any liability or obligation hereunder.  This guarantee is a continuing security and shall remain in full force and effect until all obligations of the Purchaser under this Agreement have been discharged or satisfied, and the Guarantor further covenants and agrees that the provisions of this clause 18 shall remain and continue in full force and effect as to any amendment or modification of this Agreement approved by the Seller and the Purchaser.  The terms and provisions of this clause 18 shall inure to the benefit of the Seller and the Seller’s successors and permitted assigns.  References in this clause 18 to Seller’s “permitted assigns” are to any assignees of Seller to whom an assignment by Seller is made in accordance with the provisions of this Agreement.

18.2      In respect of the guarantee given in clause 18.1, the Guarantor shall have all the limitations, rights and defences of the Purchaser hereunder and in no circumstances shall the Guarantor be liable for payment of amounts greater than the Purchaser would have been liable to pay if the Purchaser had observed and performed its obligations hereunder, other than liability for interest payable on late payment and the Seller’s reasonable costs and expenses in enforcing this guarantee.

18.3      The Guarantor hereby represents and warrants that: (1) it is a company duly incorporated under the laws of the place of its incorporation and has power to enter into and perform its obligations under clause 18.1 and has all necessary authority to enter into this Agreement and guarantee the obligations of the Purchaser; (2) the obligations of the Guarantor hereunder constitute legal, valid and binding obligations on the Guarantor; and (3) entering into this Agreement will not: (i) contravene any applicable law, regulation, judgement, order or decree of any court or body having jurisdiction over the Guarantor; (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party and the Guarantor is subject, or by which the Guarantor, or any of its property, is bound; or (iii) contravene or conflict with the provisions of the Guarantor’s Memorandum and Articles of Association or bye-laws.

IN WITNESS whereof this Agreement has been executed and delivered by the duly authorised representatives of the Parties the day and year first above written.

For and on behalf of

SASOL GABON S.A.

By: /s/ Bassem Tadros Name: Bassem Tadros Title: Vice President Date: November 17, 2020
For and on behalf of VAALCO GABON S.A.
By: /s/Thor Pruckl Name: Thor Pruckl Title: VP & Country Manager Date: November 17, 2020
For and on behalf of VAALCO ENERGY, INC.
By: /s/ Cary Bounds Name: Cary Bounds Title: CEO Date: November 17, 2020

SCHEDULE 1

COMPLETION DOCUMENTS

1.        Novation of Etame JOA, a copy of which is attached as Part A

2.        Novation of DE8 JOA, a copy of which is attached as Part B

3.        Novation of Etame Crude Oil Lifting and Entitlement Scheduling Agreement, dated 28 September 2012

4.        Novation of Agency Agreement relating to Etame Marin Permit

5.        Novation of COSPA

6.        Undertaking of Parent Company to the Government pursuant to the DE8 Contract

7.        Notice and Guarantee to Tinworth pursuant to the Contract for the provision and operation of an FPSO for the Etame Field

8.        Notice to Operator and Bank pursuant to the Etame Field Trustee and Paying Agency Agreement

9.        Notice of change to additional named insured for policies placed by Operator on behalf of JOA parties

PART A – FORM OF NOVATION OF ETAME JOA

DATED_________________________

(1) SASOL GABON S.A. (1) VAALCO GABON S.A. (2) PETROENERGY RESOURCES CORPORATION (3) ADDAX PETROLEUM OIL & GAS GABON

Novation and Amendment [Number eight] – relating to – Joint Operating Agreement for Etame Block, Offshore Gabon

THIS NOVATION AND AMENDMENT AGREEMENT [number eight] is made on the ____ day of _____ 2020

BETWEEN:

(1)         VAALCO GABON S.A. a company incorporated under the laws of the Gabon having its registered office at BP 1335, Port-Gentil, Gabon (“VAALCO”);

(2)         PETROENERGY RESOURCES CORPORATION a company incorporated under the laws of the Philippines having its registered office at 7th Floor, JMT Building, ADB Avenue Ortigas Center, Pasig City, Metro Manila 1600, Philippines (“PetroEnergy”);

(3)         ADDAX PETROLEUM OIL & GAS GABON a company incorporated under the laws of Gabon having its registered office at BP 452, Port Gentil, Gabon (“Addax”);

collectively, the “Continuing Parties”;

(4)         SASOL GABON S.A. a company incorporated under the laws of Gabon having its registered office at Boulevard du Bord de Mer (Immeuble Dumez 6ème étage) BP: 2326, Libreville, Gabon (the “Original Party”);

each being referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

(A)         The Original Party and the Continuing Parties are parties to an Exploration and Production Sharing Contract entered into on 7 July 1995 with the Republic of Gabon in respect of the Etame Block, Offshore Gabon as amended, novated and/or supplemented from time to time (the “EPSC”) and a Joint Operating Agreement relating to the EPSC dated 4 April 1997, as amended, novated and/or supplemented from time to time (the “JOA”).

(B)         The Original Party has agreed to transfer its rights and obligations under the JOA (the “Transferred Interest”) to VAALCO pursuant to a sale and purchase agreement dated __________ (the “SPA”).

(C)          As a consequence of the transfer, the Original Party wises to be released from, and VAALCO wishes to assume and perform, the obligations and liabilities of the Original Party arising under the JOA and to receive the benefits associate therewith, and the Continuing Parties agree to give such release to the Original Party and consent to such assumption by VAALCO, subject to and in accordance with the provisions set out in this Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.        INTERPRETATION

1.1        Unless otherwise expressly provided in this Agreement, capitalised terms used but not defined in this Agreement will have the meanings given to them in the JOA, and the following words and expressions shall have the meanings set forth below:-

“Effective Date” means __________.

2.        NOVATION OF THE JOA AND UNDERTAKING

2.1        In consideration of the promises and the mutual covenants and agreements and obligations set out below and to be performed, each Party severally agrees that, with effect on and from the Effective Date:

(a)        the Original Party will cease to be a party to the JOA in respect of the Transferred Interest and VAALCO will become a party to the JOA in respect of the Transferred Interest;

(b)        VAALCO undertakes and covenants with each of the Continuing Parties to observe, perform, discharge and be bound by all liabilities, obligations, duties and claims of the Original Party arising under or in connection with the JOA in the place of the Original Party whether actual, accrued, contingent or otherwise, and whether arising before, on or after the Effective Date, as if VAALCO has at all times been a party to the JOA in place of the Original Party and each act or omission of the Original Party under the JOA had been an act or omission of VAALCO;

(c)        the Continuing Parties release and discharge the Original Party from all liabilities, obligations, duties and claims to the extent that those liabilities, obligations, duties and claims are assumed by VAALCO in accordance with the provisions of this Agreement and each of the Continuing Parties accepts the assumption of such liabilities and obligations by VAALCO in place of the Original Party, as if VAALCO had at all times been a Party to the JOA in place of the Original Party;

(d)        the Continuing Parties undertake with VAALCO to observe, perform, discharge and be bound by all liabilities, obligations, duties and claims of the Continuing Parties arising under or in connection with the JOA whether actual, accrued, contingent or otherwise, and whether arising before, on or after the Effective Date, as if VAALCO had at all times been a party to the JOA in place of the Original Party;

(e)        the Original Party releases and discharges the Continuing Parties from the Continuing Parties’ respective liabilities, obligations and duties arising under or in connection with the JOA to the extent that those liabilities, obligations and duties are owed to VAALCO in accordance with the provisions set out in this Agreement and each of the Continuing Parties hereby agrees that on and from the Effective Date those liabilities, obligations and duties are owed to VAALCO in place of the Original Party as if VAALCO had at all times been a party to the JOA in place of the Original Party;

(f)        clause 2.1(a) to clause 2.1(e) above (inclusive) will also apply in relation to any agreement, instrument of document (a “Side Agreement”) between or binding upon each of the Original Party and any or all of the Continuing Parties other than the JOA if and so far as the Side Agreement in question relates to any of the rights, liabilities and obligations affected by this clause 2 as it applies to the JOA.

3.        AMENDMENTS

3.1        In consideration of the promises and the mutual covenants and agreements and obligations set out below and to be performed, each Party severally agrees that, with effect on and from the Effective Date:

(a)        all references to “Sasol Gabon S.A.” in the JOA will be replaced with “VAALCO Gabon S.A.”;

(b)        clause 3.2(A) shall be deleted in its entirety and replaced with the following:

The Participating Interests of the Parties are as follows:

Party	Participating Interest under the Contract	Exploration and paying interest under the Contract
VAALCO Gabon S.A	58.806875%	63.575%
PetroEnergy Resources Corporation	2.335625%	2.525%
Addax Petroleum Oil & Gas Gabon	31.357500%	33.900%
Tullow Oil Gabon S.A.	7.500000%	0%

(c)        the address for service of notices and proceedings under Article XVII, Notices of the JOA of the Original Party will be replaced with the address for service of notices and proceedings of VAALCO, which is as follows:

VAALCO GABON S.A.

BP 1335, Port-Gentil, Gabon

3.2        Save as herein expressly provided, all provisions of the JOA and/or any Side Agreement will, insofar as the same are in force and effect and binding on the Original Party and the Continuing Parties immediately prior to the Effective Date, remain in full force and effect and binding on the VAALCO and the Continuing Parties on and from the Effective Date.

4.        ASSIGNEE UNDERTAKING AND CONSENTS

The execution of this Agreement will be treated as constituting all actions, confirmations, consents, agreements and undertakings required under the JOA and/or any side agreement of the Original Party (as assignor) or of VAALCO (as assignee) or of each of the Continuing Parties in relation to the assignment of the Transferred Interest.

5.        COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts together shall constitute one and the same instrument, provided that no Party shall be bound to this Agreement unless and until each Party has executed and delivered a counterpart

6.        GOVERNING LAW AND DISPUTE RESOLUTION

Article XVIII, Applicable Law and Dispute Resolution of the JOA shall apply to this Agreement,  mutatis mutandis, as if expressly set out herein.

IN WITNESS WHEREOF, the duly authorised representatives of the Parties have executed this Agreement on the date first above written.

Signed by

_________________________

For and on behalf of

SASOL GABON S.A.

Signed by

_________________________

For and on behalf of

VAALCO GABON S.A.

Signed by

_________________________

For and on behalf of

PETROENERGY RESOURCES CORPORATION

Signed by

_________________________

For and on behalf of

ADDAX PETROLEUM OIL & GAS GABON

PART B – FORM OF NOVATION OF DE8 JOA

DATED_________________________

(1) SASOL GABON S.A. (2) VAALCO GABON S.A. (3) PERENCO OIL & GAS GABON S.A.

Novation and Amendment Number 1 – relating to – Joint Operating Agreement for Block DE8, Offshore Gabon

THIS NOVATION AND AMENDMENT AGREEMENT number 1 is made on the ____ day of _____ 202_

BETWEEN:

(1)         PERENCO OIL & GAS GABON S.A a company incorporated under the laws of the Gabonese Republic (registered number 2011 B 11466) whose registered office is BP 23770, Libreville, Gabon (“Perenco” or the “Continuing Party”);

(2)         SASOL GABON S.A. a company incorporated under the laws of Gabon having its registered office at Boulevard du Bord de Mer (Immeuble Dumez 6ème étage) BP: 2326, Libreville, Gabon (the “Original Party”);

(3)         VAALCO GABON S.A., a company incorporated under the laws of Gabon having its registered office at BP 1335, Port-Gentil, Gabon  (the “New Party”);

each being referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

(A)         The Original Party and the Continuing Party are parties to an Exploration and Production Sharing Contract entered into on 13 December 2011 with the Republic of Gabon in respect of the Block DE8, Offshore Gabon as amended, novated and/or supplemented from time to time (the “EPSC”) and a Joint Operating Agreement relating to the EPSC dated 11 December 2017, as amended, novated and/or supplemented from time to time (the “JOA”).

(B)         The Original Party has agreed to transfer its rights and obligations under the JOA (the “Transferred Interest”) to the New Party pursuant to a sale and purchase agreement dated __________ (the “SPA”).

(C)         As a consequence of the transfer, the Original Party wises to be released from, and the New Party wishes to assume and perform, the obligations and liabilities of the Original Party arising under the JOA and to receive the benefits associate therewith, and the Continuing Party agrees to give such release to the Original Party and consent to such assumption by the New Party, subject to and in accordance with the provisions set out in this Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.        INTERPRETATION

1.1        Unless otherwise expressly provided in this Agreement, capitalised terms used but not defined in this Agreement will have the meanings given to them in the JOA, and the following words and expressions shall have the meanings set forth below:-

“Effective Date” means __________.

2.        NOVATION OF THE JOA AND UNDERTAKING

2.1        In consideration of the promises and the mutual covenants and agreements and obligations set out below and to be performed, each Party severally agrees that, with effect on and from the Effective Date:

(a)        the Original Party will cease to be a party to the JOA in respect of the Transferred Interest and the New Party will become a party to the JOA in respect of the Transferred Interest;

(b)        the New Party undertakes and covenants with the Continuing Party to observe, perform, discharge and be bound by all liabilities, obligations, duties and claims of the Original Party arising under or in connection with the JOA in the place of the Original Party whether actual, accrued, contingent or otherwise, and whether arising before, on or after the Effective Date, as if the New Party has at all times been a party to the JOA in place of the Original Party and each act or omission of the Original Party under the JOA had been an act or omission of the New Party;

(c)        the Continuing Party releases and discharges the Original Party from all liabilities, obligations, duties and claims to the extent that those liabilities, obligations, duties and claims are assumed by the New Party in accordance with the provisions of this Agreement and the Continuing Party accepts the assumption of such liabilities and obligations by the New Party in place of the Original Party, as if the New Party had at all times been a Party to the JOA in place of the Original Party;

(d)        the Continuing Party undertakes with the New Party to observe, perform, discharge and be bound by all liabilities, obligations, duties and claims of the Continuing Party arising under or in connection with the JOA whether actual, accrued, contingent or otherwise, and whether arising before, on or after the Effective Date, as if the New Party had at all times been a party to the JOA in place of the Original Party;

(e)        the Original Party releases and discharges the Continuing Party from the Continuing Party’s liabilities, obligations and duties arising under or in connection with the JOA to the extent that those liabilities, obligations and duties are owed to the New Party in accordance with the provisions set out in this Agreement and the Continuing Party hereby agrees that on and from the Effective Date those liabilities, obligations and duties are owed to the New Party in place of the Original Party as if the New Party had at all times been a party to the JOA in place of the Original Party;

(f)        clause 2.1(a) to clause 2.1(e) above (inclusive) will also apply in relation to any agreement, instrument of document (a “Side Agreement”) between or binding upon each of the Original Party and the Continuing Party other than the JOA if and so far as the Side Agreement in question relates to any of the rights, liabilities and obligations affected by this clause 2 as it applies to the JOA.

3.        AMENDMENTS

3.1        In consideration of the promises and the mutual covenants and agreements and obligations set out below and to be performed, each Party severally agrees that, with effect on and from the Effective Date:

(a)        all references to “Sasol Gabon S.A.” in the JOA will be replaced with “VAALCO Gabon S.A.”;

(b)        clause 4.2 shall be deleted in its entirety and replaced with the following:

The respective Participating Interests of the Parties are as follows:

%
Perenco	60.0
VAALCO Gabon S.A.	40.0
Total	100.0

(c)        the address for service of notices and proceedings under Clause 27, Notices of the JOA of the Original Party will be replaced with the address for service of notices and proceedings of the New Party, which is as follows:

VAALCO GABON S.A.

BP 1335, Port-Gentil, Gabon

3.2        Save as herein expressly provided, all provisions of the JOA and/or any Side Agreement will, insofar as the same are in force and effect and binding on the Original Party and the Continuing Party immediately prior to the Effective Date, remain in full force and effect and binding on the New Party and the Continuing Party on and from the Effective Date.

4.        ASSIGNEE UNDERTAKING AND CONSENTS

The execution of this Agreement will be treated as constituting all actions, confirmations, consents, agreements and undertakings required under the JOA and/or any side agreement of the Original Party (as assignor) or of the New Party (as assignee) or of the Continuing Party in relation to the assignment of the Transferred Interest.

5.        COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts together shall constitute one and the same instrument, provided that no Party shall be bound to this Agreement unless and until each Party has executed and delivered a counterpart

6.        GOVERNING LAW AND DISPUTE RESOLUTION

Clause 26, Governing Law and Dispute Resolution of the JOA shall apply to this Agreement,  mutatis mutandis, as if expressly set out herein.

IN WITNESS WHEREOF, the duly authorised representatives of the Parties have executed this Agreement on the date first above written.

Signed by

_________________________

For and on behalf of

SASOL GABON S.A.

Signed by

_________________________

For and on behalf of

VAALCO GABON S.A.

Signed by

_________________________

For and on behalf of

PERENCO OIL & GAS GABON S.A.

SCHEDULE 2

PART A – CONTRACT INTERESTS

Etame Contract

Party	Existing Participating Interest under the Etame Contract	Existing Exploration and paying interest under the Etame Contract	Interests in the Etame Contract upon Completion
			Participating Interest under Contract	Paying interest under the Contract
SASOL GABON S.A	27.750000%	30.000%	0%	0%
VAALCO Gabon S.A	31.056875%	33.575%	58.806875%	63.575%
PetroEnergy Resources Corporation	2.335625%	2.525%	2.335625%	2.525%
Addax Petroleum Oil & Gas Gabon	31.357500%	33.900%	31.357500%	33.900%
Tullow Oil Gabon S.A.	7.500000%	0%	7.500000%	0%

	100%	100%	100%	100%

DE8 Contract

Party	Existing Participating Interest under the DE8 Contract	Percentage Interest in the DE8 Contract upon Completion
SASOL GABON S.A	40%	0%
Perenco Oil & Gas Gabon S.A.	60%	60%
VAALCO GABON S.A.	0%	40%
	100%	100%

PART B - LIST OF TRANSFERRED INTERESTS DOCUMENTS

1.        Etame Contract

2.        Etame JOA

3.        Etame Crude Oil Lifting and Entitlement Scheduling Agreement, dated 28 September 2012

4.        Agency Agreement relating to Etame Marin Permit

5.        COSPA

6.        Contract for the provision and operation of an FPSO for the Etame Field

7.        Etame Field Trustee and Paying Agency Agreement

8.        DE8 Contract

9.        DE8 JOA

File Room	Index	Title	File Type	File Size
EMP	1.1	Project Bonetti Opportunity Teaser	pdf	18.54 MB
EMP	1.2	Project Bonetti Management Presentation	pdf	81.37 MB
EMP	1.3	VAALCO Updated Investor Presentation May final	pdf	3.93 MB
EMP	1.4	Vaalco Gabon Org Chart (May 2018)	pdf	386.24 KB
EMP	2.1	Regional Infrastructure Map 2	jpg	356.62 KB
EMP	2.2	Regional Infrastructure Map	jpg	276.88 KB
EMP	3.1.1	SASOL Dec 2019 - JV Statements-Lifting - Preliminary	xlsx	895.19 KB
EMP	3.1.2	SASOL Mar 2020 - JV Statements	xlsx	971.03 KB
EMP	3.1.3	SASOL-Dec 2018 - JV Statements w Q4 FINAL PCO	xlsx	922.54 KB
EMP	3.1.4	SASOL Jun 2020 - JV Statements-Final	xlsx	988.05 KB
EMP	3.2.1	Etame Gestion des stocks 3-2020	xls	74.50 KB
EMP	3.3.1	Etame Lifting Feb 228 2020 Lifting PCO Final	xlsx	819.98 KB
EMP	3.3.2	Etame Lifting Feb 228 2020 Production PCO Final	xlsx	821.23 KB
EMP	3.3.3	Etame Lifting 233 - July 2020 Lifting PCO - Final	xlsx	862.91 KB
EMP	3.3.4	Etame Lifting 233 - July 2020 Production PCO - Final	xlsx	849.99 KB
EMP	3.4.1	Cash Call 2020-05	xlsx	2.77 MB
EMP	3.4.2	Cash Call 2020-07	xlsx	2.54 MB
EMP	3.5.1	DGH audit update	pdf	32.73 KB
EMP	3.5.2	2013-2014 Cost Oil Audit - VAALCOs Full Response (Part 2)	docx	125.14 KB
EMP	3.6.1	Etame JV Budget 2020 - MASTER BUDGET - To Partners 12-19-2019	xlsx	1021.96 KB
EMP	3.6.2	VAALCO Vote by Notice -2020 Work Program and Budget 121919 - Copy	pdf	289.36 KB
EMP	3.7	2018-20 Budget Spreadsheets (for information only)	xlsx	133.35 KB
EMP	4.1.1	EAVOM-1 Final Well Report	pdf	2.06 MB
EMP	4.1.2	EAVOM-1_CPI-500 (20131114_WebEx_EEP&SEENT Addax)	pdf	717.96 KB
EMP	4.2.1	EAVSM-1 EoWR	pdf	1.78 MB
EMP	4.2.2	EAVSM-1_CPI-200 (20131114_WebEx_EEP&SEENT Addax)	pdf	310.48 KB
EMP	4.3.1	EBO-1 End of Well Report	pdf	1.46 MB
EMP	4.3.2	EBO-1_CPI-500 (20131114_WebEx_EEP&SEENT Addax)	pdf	183.38 KB
EMP	4.4.1	EBO-1ST1_CPI-200 (20131114_WebEx_EEP&SEENT Addax)	pdf	190.51 KB
EMP	4.5.1	EBO-1ST2_CPI-200 (20131114_WebEx_EEP&SEENT Addax)	pdf	289.69 KB
EMP	4.6.1	CPI	pdf	823.57 KB
EMP	4.6.2	EEBOM-5P Geology EOW Report_Final	pdf	2.46 MB
EMP	4.7.1	EEBONM-1 & EEBONM-1 ST1_Final Wellsite Geological Report_28 Jan 09	pdf	374.26 KB
EMP	4.7.2	EEBONM-1_CPI-500 (20131114_WebEx_EEP&SEENT Addax)	pdf	497.77 KB
EMP	4.8.1	Etame ET-10H EOWR_Jul-2015	pdf	3.11 MB
EMP	4.8.2	VAALCO_GABON_ETAME_ET_10H_FE200_Final	pdf	7.14 MB
EMP	4.8.3	VAALCO_GABON_ETAME_ET_10P_FE200_Final_R2	pdf	7.18 MB
EMP	4.9.1	ETAME-1V_CPI-500 (20131114_WebEx_EEP&SEENT Addax)	pdf	1.17 MB
EMP	4.9.2	Final Well Report-Etame 1 (Original Exploration Well)	pdf	5.02 MB
EMP	4.10.1	ETAME-2V_CPI-500	pdf	262.52 KB

EMP	4.11.1	ETAME-3V_CPI-500	pdf	695.68 KB
EMP	4.12.1	ETAME-4V_CPI-500 (20131114_WebEx_EEP&SEENT Addax)	pdf	828.81 KB
EMP	4.13.1	ETAME-5HP_CPI-200	pdf	252.40 KB
EMP	4.14.1	Petrophysics Evaluation of ET-9P Final	pdf	974.78 KB
EMP	4.15.1	ETBNM-1 ST1 Cluster CPI	pdf	494.88 KB
EMP	4.15.2	RNS Post-Well Poster VAALCO ETBNM-1H ST1_Final	pdf	1.75 MB
EMP	4.16.1	ETBNM-2H ST1 CPI	pdf	184.24 KB
EMP	4.17.1	ETSEM-1 CPI	pdf	1.31 MB
EMP	4.17.2	ETSEM-1 EOWR rev0 (Exploration Well)	pdf	2.84 MB
EMP	4.18.1	ETSEM-1-ST1 CPI_Final	pdf	2.54 MB
EMP	4.18.2	ETSEM-1_ST1&2_EOWR	pdf	10.41 MB
EMP	4.19.1	ETSEM-1_ST1&2_EOWR	pdf	10.41 MB
EMP	4.19.2	ETSEM-1_ST2 CPI_Final	pdf	4.16 MB
EMP	4.20.1	Petrophysics Evaluation of ETSEM-4P Gamba SS	PDF	983.60 KB
EMP	4.21.1	GMA-2X_CPI-1000 (20131114_WebEx_EEP&SEENT Addax)	pdf	944.15 KB
EMP	4.21.2	GMA-2X_Gulf Mayumba 2X-Final_Well_Report-Francais	pdf	1.85 MB
EMP	4.22.1	GMF-1X_CPI-1000 (20131114_WebEx_EEP&SEENT Addax)	pdf	816.72 KB
EMP	4.22.2	GMF-1X_Gulf Mayumba F-1X-Final_Well_Report-Francais	pdf	1.37 MB
EMP	4.23.1	GMF-2X_CPI (20131114_WebEx_EEP&SEENT Addax)	pdf	1.43 MB
EMP	4.23.2	GMF-2X_Gulf Mayumba F-2X-Final_Well_Report-Francais	pdf	1.23 MB
EMP	4.24.1	GMF-3X_GMF-3_Gulf Mayumba F-3X-Final_Well_Report-Francais	pdf	1.96 MB
EMP	4.25	Key wells	pdf	128.81 KB
EMP	4.26.1	TBNM-1_CPI-500 (20131114_WebEx_EEP&SEENT Addax)	pdf	666.29 KB
EMP	4.26.2	TBNM-1_North_Tchibala-Final_Well_Report-Francais	pdf	7.94 MB
EMP	4.27.1	TBSM-1_CPI-500 (20131114_WebEx_EEP&SEENT Addax)	pdf	707.68 KB
EMP	4.27.2	TBSM-1_South_Tchibala_1-Final_Well_Report-Francais	pdf	30.11 MB
EMP	4.28.1	TBSM-2_CPI (20131114_WebEx_EEP&SEENT Addax)	pdf	1.07 MB
EMP	4.28.2	TBSM-2_South_Tchibala 2-Final_Well_Report-Francais	pdf	4.79 MB
EMP	4.29.1	AMOM-1	las	3.19 MB
EMP	4.29.2	AMOM-2	las	2.70 MB
EMP	4.29.3	EAVOM-1	las	4.30 MB
EMP	4.29.4	EAVOM-2H	las	1.35 MB
EMP	4.29.5	EAVSM-1	las	3.43 MB
EMP	4.29.6	EBO-1	las	1.58 MB
EMP	4.29.7	EBO-1ST1	las	1016.57 KB
EMP	4.29.8	EBO-1ST2	las	1.55 MB
EMP	4.29.9	EEBOM-2H	las	1.92 MB
EMP	4.29.10	EEBOM-2HP	las	1.01 MB
EMP	4.29.11	EEBOM-2HP2	las	1003.79 KB
EMP	4.29.12	EEBOM-3H	las	1.85 MB
EMP	4.29.13	EEBONM_1	las	4.02 MB
EMP	4.29.14	EEBONM-1 ST1	las	2.19 MB
EMP	4.29.15	ET-1Va	las	1.96 MB
EMP	4.29.16	ET-2V	las	1.66 MB
EMP	4.29.17	ET-3H	las	1.08 KB
EMP	4.29.18	ET-3V	las	1.70 MB
EMP	4.29.19	ET-4H	las	1.08 KB
EMP	4.29.20	ET-4V	las	1.84 MB
EMP	4.29.21	ET-5H	las	1.08 KB

EMP	4.29.22	ET-5P	las	1.69 MB
EMP	4.29.23	ET-6H	las	1.06 MB
EMP	4.29.24	ET-6Hst	las	1.43 MB
EMP	4.29.25	ET-7H	las	4.35 MB
EMP	4.29.26	ET-8H	las	4.02 MB
EMP	4.29.27	ET-9H	las	2.31 MB
EMP	4.29.28	ET-9P	las	201.22 KB
EMP	4.29.29	ET-10H	las	3.96 MB
EMP	4.29.30	ET-10P	las	4.34 MB
EMP	4.29.31	ET-11H	las	339.47 KB
EMP	4.29.32	ET-12H	las	4.35 MB
EMP	4.29.33	ETBSM-1H	las	1.42 MB
EMP	4.29.34	ETNM-1	las	4.39 MB
EMP	4.29.35	ETSEM-1	las	2.32 MB
EMP	4.29.36	ETSEM-1st1	las	2.05 MB
EMP	4.29.37	ETSEM-1st2	las	2.02 MB
EMP	4.29.38	ETSEM-2H	las	5.00 MB
EMP	4.29.39	ETSEM-2Hst1	las	5.38 MB
EMP	4.29.40	ETSEM-4H	LAS	105.10 KB
EMP	4.29.41	ETSEM-4P CPI	LAS	26.30 KB
EMP	4.29.42	GASM-1X	las	1.91 MB
EMP	4.29.43	GMA-1X	las	4.20 MB
EMP	4.29.44	GMA-2X	las	5.19 MB
EMP	4.29.45	GMF-1X	las	4.09 MB
EMP	4.29.46	GMF-2X	las	6.23 MB
EMP	4.29.47	GMF-3X	las	2.10 MB
EMP	4.29.48	TBNM-1	las	3.53 MB
EMP	4.29.49	TBNM-3	las	3.95 MB
EMP	4.29.50	TBSM-1	las	4.57 MB
EMP	4.29.51	TBSM-2	las	5.54 MB
EMP	4.29.52	TBSM-3	las	3.75 MB
EMP	4.29.53	TBSM-4	las	3.51 MB
EMP	4.30.1.1.1.1	ET-9H_12.25in_Run07_ARC_1090m-2390m_RM_MD200	Pdf	955.03 KB
EMP	4.30.1.1.1.2	ET-9H_12.25in_Run07_ARC_1090m-2390m_RM_MD500	Pdf	761.44 KB
EMP	4.30.1.1.1.3	ET-9H_12.25in_Run07_ARC_1090m-2390m_RM_TVD200	Pdf	586.76 KB
EMP	4.30.1.1.1.4	ET-9H_12.25in_Run07_ARC_1090m-2390m_RM_TVD500	Pdf	586.75 KB
EMP	4.30.1.1.2.1	ET-9H_12.25in_Run07_ARC_1090m-2390m_RM_191112	las	3.23 MB
EMP	4.30.1.2.1.1	ET-9H_8.5in_Run09_MXW_2390-2720m_RM_MD200	Pdf	564.13 KB
EMP	4.30.1.2.1.2	ET-9H_8.5in_Run09_MXW_2390-2720m_RM_MD500	Pdf	483.67 KB
EMP	4.30.1.2.1.3	ET-9H_8.5in_Run09_MXW_2390-2720m_RM_TVD200	Pdf	393.03 KB
EMP	4.30.1.2.1.4	ET-9H_8.5in_Run09_MXW_2390-2720m_RM_TVD500	Pdf	390.68 KB
EMP	4.30.1.2.2.1	ET-9H_8.5in_Run09_MXW_2390-2720m_RM	las	886.59 KB
EMP	4.30.1.3	ET-9H_Final_StripLog	pdf	1.30 MB
EMP	4.30.2.1	ET-9P_12.25in_ARC-SADN_715-3128m_RM_MD500	Pdf	1.42 MB
EMP	4.30.2.2	ET-9P_12.25in_ARC-SADN_715-3128m_RM_TVD500	pdf	1.11 MB
EMP	4.30.2.3	ET-9P_12.25in_SADN_ARC_715-3128m_RM1_191020	las	20.73 MB
EMP	4.31.1.1.1	ETSEM-4H_12.25in_Run06-09_ARC_1330-3160m_RM_200MD	pdf	1.53 MB
EMP	4.31.1.1.2	ETSEM-4H_12.25in_Run06-09_ARC_1330-3160m_RM_200TVD	pdf	767.34 KB
EMP	4.31.1.1.3	ETSEM-4H_12.25in_Run06-09_ARC_1330-3160m_RM_500MD	pdf	885.44 KB

EMP	4.31.1.1.4	ETSEM-4H_12.25in_Run06-09_ARC_1330-3160m_RM_500TVD	pdf	703.52 KB
EMP	4.31.1.1.5	ETSEM-4H_12.25in_Run07-09_ARC_1330-3160m_RM_020320	las	4.69 MB
EMP	4.31.1.1.6	ETSEM-4H_12.25in_Run07-09_ARC_1330-3342m_RM_020320	html	182.01 KB
EMP	4.31.1.2.1	ETSEM-4H_17.5in_Run03-04_ARC_200-1340.5m_RM_200MD	Pdf	1.16 MB
EMP	4.31.1.2.2	ETSEM-4H_17.5in_Run03-04_ARC_200-1340.5m_RM_200TVD	Pdf	909.69 KB
EMP	4.31.1.2.3	ETSEM-4H_17.5in_Run03-04_ARC_200-1340.5m_RM_290120	html	194.70 KB
EMP	4.31.1.2.4	ETSEM-4H_17.5in_Run03-04_ARC_200-1340.5m_RM_290120	las	2.93 MB
EMP	4.31.1.2.5	ETSEM-4H_17.5in_Run03-04_ARC_200-1340.5m_RM_500MD	Pdf	876.02 KB
EMP	4.31.1.2.6	ETSEM-4H_17.5in_Run03-04_ARC_200-1340.5m_RM_500TVD	Pdf	844.32 KB
EMP	4.31.1.3.1	ETSEM-4H_8.5in_Run10_PeriScope_3150-3420m_RM_060320	html	178.03 KB
EMP	4.31.1.3.2	ETSEM-4H_8.5in_Run10_PeriScope_3150-3420m_RM_060320	las	741.49 KB
EMP	4.31.1.3.3	ETSEM-4H_8.5in_Run10_PeriScope_3150-3420m_RM_200MD	pdf	683.39 KB
EMP	4.31.1.3.4	ETSEM-4H_8.5in_Run10_PeriScope_3150-3420m_RM_200TVD	pdf	520.21 KB
EMP	4.31.1.3.5	ETSEM-4H_8.5in_Run10_PeriScope_3150-3420m_RM_500MD	pdf	589.00 KB
EMP	4.31.1.3.6	ETSEM-4H_8.5in_Run10_PeriScope_3150-3420m_RM_500TVD	pdf	518.46 KB
EMP	4.31.2.1	ETSEM-4P_12.25in_Run07_ARC_1330-3342m_RM_130220	las	5.16 MB
EMP	4.31.2.2	ETSEM-4P_12.25in_Run07_ARC_1330-3342m_RM_500MD	Pdf	806.94 KB
EMP	4.31.2.3	ETSEM-4P_12.25in_Run07_ARC_1330-3342m_RM_500TVD	Pdf	602.41 KB
EMP	4.31.2.4	ETSEM-4P_12.25in_Run07_ARC_200-3342m_RM_130220	las	8.05 MB
EMP	4.31.2.5	ETSEM-4P_12.25in_Run08_ARC-SADN_3230-3342m_RM_150220	las	352.76 KB
EMP	4.31.2.6	ETSEM-4P_12.25in_Run08_ARC-SADN_3230-3342m_RM_500MD	Pdf	466.67 KB
EMP	4.31.2.7	ETSEM-4P_12.25in_Run08_ARC-SADN_3230-3342m_RM_500TVD	Pdf	460.61 KB
EMP	4.31.2.8	ETSEM-4P_12.25in_Run08_ARC_sADN_3230-3342m_RM_150220 (1)	las	343.64 KB
EMP	4.31.2.9	StripLog - ETSEM-4P Final	pdf	1.99 MB
EMP	4.32.1	ET-12H_Master Log_3452m	pdf	1.48 MB
EMP	4.32.2	Etame ET-12H EOWR_Jul-2015	pdf	4.57 MB
EMP	4.32.3	ET-12H_Gas Log_3087m	pdf	2.24 MB
EMP	4.33.1	ET-10H_Master Log_3144m	pdf	1.34 MB
EMP	4.33.2	ET-10H_Gas Log_3144m	pdf	2.33 MB
EMP	4.34.1.1.1.1	Core Lab Pencore Fluid Sample Storage Renewal_2013-06	pdf	491.27 KB
EMP	4.34.1.1.1.2	Core Lab Pencore Fluid Sample Storage Renewal_2014-06	pdf	501.16 KB
EMP	4.34.1.1.2.1	Avouma Preliminary oil properties(Oilphase)	doc	32.00 KB
EMP	4.34.1.1.2.2	EAVOMA-1 waters ANALYSIS	pdf	45.46 KB
EMP	4.34.1.1.2.3	Pour Point Analysis_EAVOM	doc	23.50 KB
EMP	4.34.1.1.3.1	Vaalco (144122-1) Eavom-1 Whole Oil Report	pdf	120.13 KB
EMP	4.34.1.1.4.1	Avouma 2004-075 Prelim_ final PVT report Eavom_11-12-04	pdf	949.45 KB
EMP	4.34.1.1.4.2	Avouma EAVOM PVT Dead Oil Report	pdf	204.80 KB
EMP	4.34.1.1.4.3	Avouma EAVOM PVT report corrected_11-15-04	pdf	965.14 KB

EMP	4.34.1.1.4.4	Avouma EAVOM-1_CoreLab_Black Oil PVT Study_RFL2004-075_2004-11-11	pdf	2.16 MB
EMP	4.34.1.1.5	Oilphase flow assurance Vaalco 20043234 Final Report	pdf	2.10 MB
EMP	4.34.1.1.6	Avouma Vaalco 20043234 Eavom Final Draft_flow assurance Report_20-Nov-2004	pdf	2.09 MB
EMP	4.34.1.2	Avouma and Etame Fields_CoreLab_Mix Crude Oil Report_183386_2008-12-05	pdf	1.60 MB
EMP	4.34.1.3	Avouma and Tchibala and EAVOM-2H_Champion_Pour Point Depressant Report_EHTP 0701-0208_2007-09-30	pdf	1.71 MB
EMP	4.34.1.4	Avouma EAVOM-1 PVT report 12-Jul-2004	pdf	965.14 KB
EMP	4.34.1.5	Avouma ETBSM-1H PVT report_29-Oct-2007	pdf	3.10 MB
EMP	4.34.2.1	Avouma EAVOM-1 report_30-Nov-2004	pdf	204.80 KB
EMP	4.34.2.2	Avouma EAVOM-1 whole oil report_01-Oct-2004	pdf	120.13 KB
EMP	4.34.2.3	Avouma EAVOM-2H report_28-Sep-2007	pdf	344.35 KB
EMP	4.34.2.4	Avouma ETBSM-1H report_21-Sep-2007	pdf	316.99 KB
EMP	4.34.2.5	Ebouri EBO-1report_22-Nov-2004	pdf	119.97 KB
EMP	4.34.2.6	EEBONM-1_PVT Express_FluidsAnalysisReport_rev 3 (3)	pdf	122.43 KB
EMP	4.34.2.7	Etame & Avouma Mix Crude report_01-Nov2007	pdf	376.59 KB
EMP	4.34.2.8	Etame composite crude_08-Nov-2002	pdf	13.69 KB
EMP	4.34.2.9	Etame ET-3H oil geochemistry report_04-Dec-2004	pdf	1.27 MB
EMP	4.34.3.1.1	ebo 1 st1 mdt samplesoilphase bottle rentals feb 04	pdf	190.81 KB
EMP	4.34.3.1.2	Preliminary Ebouri Fluid Properties 3 10 2004	doc	19.50 KB
EMP	4.34.3.1.3	schlumberger	pdf	7.13 KB
EMP	4.34.3.1.4	Vaalco Final Draft Report-01jun04	pdf	1.97 MB
EMP	4.34.3.1.5	Vaalco Final Report Ebouri flow assurance_Revision 10-15-04	pdf	2.11 MB
EMP	4.34.3.1.6	Vaalco Final Report	pdf	2.12 MB
EMP	4.34.3.1.7	Vaalco Final-Final Report updated Oct 18 04 wax	pdf	658.49 KB
EMP	4.34.3.1.8	Vaalco Quote 4-28	pdf	11.10 KB
EMP	4.34.3.1.9	Vaalco Quote	pdf	58.22 KB
EMP	4.34.3.1.10	VaalcoPrelim_DataReport-27Apr04 wax	pdf	835.43 KB
EMP	4.34.3.1.11	Wax loop result summary	xls	23.00 KB
EMP	4.34.3.1.12	Wax loop schematic	pdf	87.68 KB
EMP	4.34.3.2.1	2-11-04Vaalco Gabon EB01 PVT 04-007	doc	119.50 KB
EMP	4.34.3.2.2	2004-014 sample checks	pdf	10.53 KB
EMP	4.34.3.2.3	2004-014 Water analysis	pdf	13.86 KB
EMP	4.34.3.2.4	2004-014A Addendum to FINAL REPORT_11-15-04	pdf	194.23 KB
EMP	4.34.3.2.5	2004-014A_2nd FINAL PVT REPORT of Ebouri 11-12-04	pdf	172.86 KB
EMP	4.34.3.2.6	Ebouri API concerns	doc	24.00 KB
EMP	4.34.3.2.7	March 4	doc	19.00 KB
EMP	4.34.3.3.1	EBO-1_Schlumberger_Waxy Crude Oil Flow Assurance Study_20042448_2004-06-01	pdf	4.93 MB
EMP	4.34.3.3.2	Ebouri Vaalco (144755-2) EBO 1Abbreviated Whole Oil Assay Report	pdf	119.83 KB
EMP	4.34.3.3.3	Vaalco-EBO1 MDT transfer offer POG1301-04ps	doc	298.00 KB
EMP	4.34.3.4.1	Ebouri EBO-1 ST-1_CoreLab_Black Oil PVT Study_RFL 2004-014A_2004-05-20	pdf	933.19 KB
EMP	4.34.3.4.2	Ebouri EBO-1 ST-1_CoreLab_Black Oil PVT Study_RFL 2004-014_2004-05-20	pdf	3.12 MB
EMP	4.34.3.4.3	Ebouri EBO-1 ST-1_CoreLab_PVT_Study_RFL 2004-014A_2004-05-20	pdf	932.80 KB
EMP	4.34.3.4.4	Ebouri EBO-1 ST1_2004 March 05 - Ebouri Water Analysis	pdf	851.16 KB

EMP	4.34.3.4.5	Ebouri EBO-1 ST1_2004-014 final report	pdf	819.89 KB
EMP	4.34.3.4.6	Ebouri EBO-1 ST1_Pencor_Black Oil PVT_2004-014 final report	pdf	1.10 MB
EMP	4.34.3.4.7	Water Chemistry analysis Feb 2009	ppt	3.10 MB
EMP	4.34.3.5.1	2008-10-09_VAALCO_PVTXP	pdf	48.72 KB
EMP	4.34.3.5.2	2008-10-09_VAALCO_Transfers	pdf	63.53 KB
EMP	4.34.3.5.3	Ebouri EEBONM-1_PVT Analysis_35239-5009118412_Final	pdf	139.59 KB
EMP	4.34.3.5.4	Ebouri EEBONM-1_PVT Analysis_35239-5009118412_Final	xls	3.18 MB
EMP	4.34.3.5.5	Ebouri EEBONM-1_PVT Express_FluidsAnalysisReport_rev 3_25-Feb-2009	pdf	169.75 KB
EMP	4.34.3.5.6	EEBONM-1_Pencor_35239-5009098330	xls	523.50 KB
EMP	4.34.3.5.7	EEBONM-1_PVT Express_FluidsAnalysisReport_rev 3 (3)	pdf	122.14 KB
EMP	4.34.3.5.8	Oilphase PVTXP field ticket for Vaalco_2008_parker-edits_30Jan09	xls	44.50 KB
EMP	4.34.3.5.9	pvt_express_brochure	pdf	1.19 MB
EMP	4.34.3.5.10	Vaalco Energy Gabon PVT 09-142 (rev 1)	xls	100.50 KB
EMP	4.34.4.1.1	(11-8-02)Vaalco (124761-1) ET-1Va whole crude measurements	pdf	13.69 KB
EMP	4.34.4.1.2	(11-8-02)Vaalco (124761-1) ET-1Va whole crude measurements_2	pdf	14.99 KB
EMP	4.34.4.1.3	(11-8-02)Vaalco (124769-1) Etame Field Composite crude sample measurements	pdf	13.69 KB
EMP	4.34.4.1.4	ET-1 and ET-2 and AMOM-2_Sasol_Log Analysis and Reserve Estimates_1999-02-01	pdf	5.05 MB
EMP	4.34.4.1.5	ET-1V PTA Study report 2002	doc	260.00 KB
EMP	4.34.4.1.6	ET-1V_Baker Hughes_Research and Technical Report_FS504-328 198_1998-10-19	pdf	896.01 KB
EMP	4.34.4.1.7	ET-1V_Stock Tank Oil Composition_980191	xls	30.00 KB
EMP	4.34.4.1.8	ET-1_AsphWax_Stock Tank Oil Test Results_1998-12-15	pdf	884.23 KB
EMP	4.34.4.1.9	ET-1_CoreLab_Compositional Analysis_RFL 980191_1998-12-16	pdf	3.15 MB
EMP	4.34.4.1.10	ET-1_CoreLab_Stock Tank Oil Compositional Analysis_RFL 980191_1998-12-16	pdf	2.74 MB
EMP	4.34.4.1.11	Etame ET-1VA_PVT report_16-Jun-1998	pdf	184.28 KB
EMP	4.34.4.1.12	Etame ET-1_Schlumberger_PVT Laboratory Study Report_98 FRL 057_1998-06-16	pdf	3.88 MB
EMP	4.34.4.2.1	ET-3 PVT Report	doc	1.97 MB
EMP	4.34.4.2.2	ET-3 PVT Report	docx	2.87 MB
EMP	4.34.4.2.3	ET-3 STO_AsphWax_Asphaltene Wax Flow Assurance Preliminary Diagnostic Study_2001-04-03	pdf	1.45 MB
EMP	4.34.4.2.4.1	1	pdf	297.71 KB
EMP	4.34.4.2.4.2	10	PDF	14.02 KB
EMP	4.34.4.2.4.3	11	PDF	22.10 KB
EMP	4.34.4.2.4.4	12	PDF	19.71 KB
EMP	4.34.4.2.4.5	13	PDF	16.37 KB
EMP	4.34.4.2.4.6	14	PDF	21.07 KB
EMP	4.34.4.2.4.7	15	PDF	21.03 KB
EMP	4.34.4.2.4.8	16	PDF	20.86 KB
EMP	4.34.4.2.4.9	17	PDF	20.86 KB
EMP	4.34.4.2.4.10	18	PDF	21.73 KB
EMP	4.34.4.2.4.11	19	PDF	21.68 KB
EMP	4.34.4.2.4.12	2	pdf	466.98 KB

EMP	4.34.4.2.4.13	20	PDF	21.66 KB
EMP	4.34.4.2.4.14	21	PDF	23.11 KB
EMP	4.34.4.2.4.15	22	PDF	21.90 KB
EMP	4.34.4.2.4.16	23	PDF	21.95 KB
EMP	4.34.4.2.4.17	24	PDF	12.31 KB
EMP	4.34.4.2.4.18	25	PDF	22.25 KB
EMP	4.34.4.2.4.19	26	PDF	20.56 KB
EMP	4.34.4.2.4.20	27	PDF	44.34 KB
EMP	4.34.4.2.4.21	28	PDF	45.02 KB
EMP	4.34.4.2.4.22	29	PDF	48.73 KB
EMP	4.34.4.2.4.23	3	PDF	27.56 KB
EMP	4.34.4.2.4.24	30	PDF	23.13 KB
EMP	4.34.4.2.4.25	31	PDF	5.89 KB
EMP	4.34.4.2.4.26	32	PDF	13.59 KB
EMP	4.34.4.2.4.27	33	PDF	15.16 KB
EMP	4.34.4.2.4.28	34	PDF	6.60 KB
EMP	4.34.4.2.4.29	35	PDF	25.28 KB
EMP	4.34.4.2.4.30	4	PDF	16.09 KB
EMP	4.34.4.2.4.31	5	PDF	18.07 KB
EMP	4.34.4.2.4.32	6	PDF	19.02 KB
EMP	4.34.4.2.4.33	7	PDF	25.01 KB
EMP	4.34.4.2.4.34	8	PDF	24.39 KB
EMP	4.34.4.2.4.35	9	PDF	9.38 KB
EMP	4.34.4.2.4.36	cover	PDF	11.99 KB
EMP	4.34.4.2.5	ET-3V_CoreLab_Reservoir Fluid Study_RFL 2001-023_2001-05-10	pdf	2.40 MB
EMP	4.34.4.2.6	ET-3V_CoreLab_Special Fluids Study_RFL 2001-023	pdf	208.71 KB
EMP	4.34.4.2.7	Etame ET-3 PVT Report	pdf	1.36 MB
EMP	4.34.4.2.8	Etame ET-3V PVT report no.2001-023 Final	pdf	548.61 KB
EMP	4.34.4.2.9	Etame ET-3V PVT report_10-May-2001	pdf	1.38 MB
EMP	4.34.4.2.10	Etame ET-3_Phase Behavior and Wax	pdf	1.68 MB
EMP	4.34.4.2.11	HDF2000V_viscosity	XLS	37.50 KB
EMP	4.34.4.2.12	Vaalco Gabone ET 3V Scaling Tendencies	doc	59.50 KB
EMP	4.34.4.3.1.1	ETSEM-1_L867 Restart	xls	160.50 KB
EMP	4.34.4.3.1.2	ETSEM-1_L867 STO WAT	xls	891.00 KB

EMP	4.34.4.3.1.3	ETSEM-1_L867 Visco	xls	258.00 KB
EMP	4.34.4.3.2.1	03 - hydrocarbons 1	doc	44.00 KB
EMP	4.34.4.3.2.2	4892_001 (2)	pdf	386.62 KB
EMP	4.34.4.3.2.3	4893_001 (2)	pdf	783.92 KB
EMP	4.34.4.3.2.4	ETSEM-1_Oilphase Open Hole quotation Vaalco_2010	pdf	99.51 KB
EMP	4.34.4.3.2.5	SampleList	xls	80.00 KB
EMP	4.34.4.3.2.6	Samples DG	xls	74.00 KB
EMP	4.34.5.1	ETBNM-1H-PVT-43101-5016048339	xlsx	1.51 MB
EMP	4.34.5.2	ETBNM-2H_PVT_43462-5016098365 Rev. 1	xlsx	1.37 MB
EMP	4.34.6.1	Analyses eau ETBSM -1H Vaalco	docx	137.69 KB
EMP	4.34.6.2	Avouma EAVOM-1_water_Analysis_july_2004	pdf	109.11 KB
EMP	4.34.6.3	Ebouri EBO-1 water Analysis_2004 04 05	pdf	18.79 KB
EMP	4.34.6.4	Ebouri EBO-1_20040432_waters_final1	pdf	18.79 KB
EMP	4.34.6.5	Ebouri EBOURI-WATERANALYSIS_comparison	xls	79.00 KB
EMP	4.34.6.6	Ebouri EEBOMN-1 & EEBOM_3H Water analysis_ 2009	xlsx	88.02 KB
EMP	4.34.6.7	Ebouri Water_analysis_EEBOM_3H_and_EEBOMN-1	xls	2.70 MB
EMP	4.34.6.8	Etame ET-3 31879 vaalco rpt-modified	XLS	207.00 KB
EMP	4.34.6.9	Etame ET-3H Water Analysis Jun04	doc	37.50 KB
EMP	4.34.6.10	Etame ET-3H Water-Scale Analysis Jun04	doc	256.50 KB
EMP	4.34.6.11	Etame ET-4, ET-5 & ET-6 Water Analysis	pdf	37.43 KB
EMP	4.34.6.12	ETSBM-1, EAVOM-2H, ET-4, ET-5 & ET-6 Water Analysis	pdf	53.51 KB
EMP	4.34.6.13	ions1	xls	18.50 KB
EMP	4.34.6.14	Olowi_EBO-1 ST1_ET-3V_EAVOM-1_Water Analysis Compared	xls	20.00 KB
EMP	4.34.6.15	RE Request for a quote	txt	6.69 KB
EMP	4.34.6.16	TC_1940Rev0	pdf	113.59 KB
EMP	4.34.6.17	Texas Oil Tech Water Study Doc	pdf	532.64 KB
EMP	4.34.6.18	Vaalco Energy Doc_water_analysis_dentale_texas OIL	pdf	535.50 KB
EMP	4.34.6.19	Water Chemistry analysis Feb 2009	ppt	2.64 MB
EMP	4.34.6.20	Water Salinity Summary _ Basem	xlsx	9.26 KB
EMP	4.34.6.21	waterProposal1	xls	28.50 KB
EMP	5.1	vaalco 10f	pdf	830.65 KB
EMP	6.1	Asset Overwiew and Formation Evaluation	pdf	12.02 MB
EMP	6.2	Geology description	pdf	641.60 KB
EMP	6.3.1.1	Ebouri_H2S_Modelling_Vaalco_Update_rev2	pdf	7.30 MB
EMP	6.3.1.2	Etame_H2S_Modelling_Vaalco_Update_rev2	pptx	12.95 MB
EMP	6.3.2.1	0.0 Etame & Ebouri H2S Study - Introduction	pdf	1.04 MB
EMP	6.3.2.2	1.0 Etame & Ebouri H2S Study - Partitioning	pdf	457.31 KB
EMP	6.3.2.3	2.0 Etame & Ebouri H2S Study - H2S Scenario Framing	pdf	1.64 MB
EMP	6.3.2.4	2.1 Etame & Ebouri H2S Study - Charge Study Results	pdf	23.69 MB
EMP	6.3.2.5	3.0 Etame & Ebouri H2S Study - Souring History Match and Predictions	pdf	10.35 MB
EMP	6.3.2.6	3.1 Etame & Ebouri H2S Study - Executive Summary	pdf	1.64 MB
EMP	6.4	North Tchibala a Stacked Pay	pdf	8.14 MB
EMP	6.5.1	Etame Combined Model	pdf	5.67 MB
EMP	7.1	1997-PGS_Proj_Man_3D_Acquisition	pdf	4.38 MB
EMP	7.2	2002m-WesternGeco 3D seismic survey report	pdf	4.26 MB

EMP	7.3	3D Marine Illumination Analysis	pdf	34.94 MB
EMP	7.4	EMP Seismic	pptx	71.55 MB
EMP	7.5	Etame Marine Permit Seismic Value of Information Evaluation Report _2019.01.24	pptx	7.03 MB
EMP	7.6	ETAME-NADDITION_Final_PSDM Processing_Report	pdf	8.89 MB
EMP	7.7	ETAME-NADD_Final_PSTM_Processing_Report	pdf	105.44 MB
EMP	7.8	Polarcus_Seismic_Technical_Proposal	pdf	7.76 MB
EMP	7.9	Seismic_Recommendation_200116	pdf	4.08 MB
EMP	7.10	Vaalco Seismic VOI Workshop 2019.01.07	pdf	3.17 MB
EMP	8.1	Facilities Overview	pptx	5.87 MB
EMP	8.2	8541186_VAALCO_EDD ETAME Field_EN_jan. 2017	pdf	10.54 MB
EMP	8.3	GA-17016-FNR-41_Summary	pdf	1.31 MB
EMP	8.4	FPSO Life Extension Activities 2015-2019	pdf	689.53 KB
EMP	8.5	IntecSea Fitness for Purpose Note 4085005-00985-AI-TEN-0003 - FINAL	PDF	647.36 KB
EMP	8.6	4318-BWO-Z-RA-00003_00_04	PDF	868.52 KB
EMP	8.7	09630-GEN-3500-R0_Overall_Field_Layout	pdf	633.65 KB
EMP	8.8	3P_FinalReport_Vaalco_Gabon_8in_Avouma to FPSO (v2.0)	pdf	1.06 MB
EMP	8.9	3P_FinalReport_Vaalco_Gabon_8in_Ebouri to FPSO (v2.0)	pdf	975.97 KB
EMP	8.10	3P_FinalReport_VAALCO-ENERGY Inc_Gabon_8in_Ebouri-FPSO (v4.0)	pdf	3.09 MB
EMP	8.11	Vaalco Oil Spill Contingency Plan_May2016	pdf	3.29 MB
EMP	9.1	Ebouri Field Development Plan - Revision #2 January 2009	pdf	3.35 MB
EMP	9.2	Etame Development Plan Revised	pdf	3.81 MB
EMP	9.3.1.1	IFDP Frame in Progress v2019.02.04 v1 - Part A	pptx	7.46 MB
EMP	9.3.1.2	IFDP Frame in Progress v2019.02.04 v1_Part B	pptx	9.79 MB
EMP	9.3.1.3	IFDP Frame in Progress v2019.02.04 v1_Part C	pptx	7.16 MB
EMP	9.3.2.1	2019-01-30 Workshop summary	pptx	18.17 MB
EMP	9.3.2.2	Coarse Screening Workshop Report_r1	pdf	14.60 MB
EMP	9.3.2.3	IFDP Concept Workshop agenda and process overview r1	pdf	1.69 MB
EMP	9.3.2.4	Site Visit Report Advisian Master Rev 5	pdf	4.03 MB
EMP	9.3.2.5	Concept Block diagrams - VAALCO - Case1 thru 8 REV2	pdf	1.10 MB
EMP	9.3.2.6	408005-01059-NA-RPT-001 FPSO Replacement Study Final ML 4_8_2019	pdf	2.05 MB
EMP	9.3.2.7	Site Visit Report Advisian Master Rev 5	pdf	4.03 MB
EMP	9.3.2.8	408005-01059-FL-RPT-001 Crude Export Pipeline Feasibility Report Rev B Final ML	pdf	1.50 MB
EMP	9.3.2.9	408005-01059-PR-REP-0001 H2S Mitigation Methods Rev B ML KN	pdf	1.58 MB
EMP	9.3.3.1	IFDP2 Preliminary Analysis 19Dec 2019	pdf	357.34 KB
EMP	9.3.3.2	Integrated Field Development Plan 2 Assumptions_2019-12-06	pdf	189.87 KB
EMP	9.3.4.1	AFE GFS20020 2020 Seismic Acquisition	pdf	496.50 KB
EMP	9.3.4.2	AFE GFD20019 2020 Drilling Proj Mgmt	pdf	493.90 KB
EMP	9.3.4.3	2020 Proj Mgmt AFE Report Rev12	pdf	230.63 KB
EMP	9.3.4.4	2020 Proj Management Cost Rev 11	pdf	137.44 KB
EMP	9.4	IFDP wells	pdf	1.93 MB
EMP	10.1	Exploration potential	pdf	11.63 MB
EMP	11.1	Gabon Etame Field 2018 Decommissioning by Complete Removal Final Report ...	pdf	3.77 MB
EMP	11.2	Gabon Etame Field 2018 Decommissioning Partial Removal by Reefing Final ...	pdf	3.79 MB
EMP	12.1.1.1.1	Etame Marin_OCM_Minutes_2017-07-13_v0	pdf	244.42 KB
EMP	12.1.1.2.1	Etame Marin_OCM_Minutes_2017-10-19_vA	docx	58.82 KB
EMP	12.1.2.1.1	Etame Marin_OCM_Minutes_2018-03-22 final approved	docx	61.55 KB
EMP	12.1.2.2.1	Etame Marin_OCM_Minutes_2018-06-21 final approved	docx	72.55 KB

EMP	12.1.2.3.1	Etame Marin_OCM_Minutes_2018-10-11 final	docx	71.33 KB
EMP	12.1.3.1.1	Etame Marin_OCM_Minutes_2019-03-08 final approved 032919	docx	62.43 KB
EMP	12.1.3.2.1	Etame Marin_OCM_Minutes_2019-07-18 Approved 080719	docx	64.51 KB
EMP	12.1.3.3.1	Etame Marin_OCM_Minutes_2019-10-10 rev 0_Approved 110519	docx	65.43 KB
EMP	12.1.4.1.1	Etame Marin_OCM_Minutes_2020-03-26 rev 1	docx	70.78 KB
EMP	12.1.4.2.1	Etame Marin_OCM_Minutes_2020-07-16 rev 0	docx	75.87 KB
EMP	12.2.1.1.1	Etame Marin_TCM_2017-04-27_Post-TCM v3 (FINAL)	pdf	9.10 MB
EMP	12.2.1.2.1	Etame Marin_TCM_2017-07-12_v3 Post-Meeting	pdf	4.88 MB
EMP	12.2.1.2.2	Etame Marin_Technical Workshop_2017-07-11_v2_post-meeting	pdf	8.28 MB
EMP	12.2.1.3.1	Etame Marin_TCM_2017-10-18	pdf	4.93 MB
EMP	12.2.1.3.2	Etame Marin_Technical Workshop_2017-10-17	pdf	18.74 MB
EMP	12.2.2.1.1	Etame Marin_Technical Workshop_2018-03-20 Master	pdf	25.24 MB
EMP	12.2.2.1.2	Etame_structural_review_15-03-18	pdf	3.44 MB
EMP	12.2.2.1.3	IFDP Discussion Points (FINAL)	pdf	1.17 MB
EMP	12.2.2.2.1	Etame Marin_TCM_2018-06-20 Master	pdf	6.54 MB
EMP	12.2.2.2.2	Etame Marin_Technical Workshop_2018-06-19 Master	pdf	33.39 MB
EMP	12.2.2.3.1	Etame Marin Technical Workshop 2018-10-09 Master	pdf	17.72 MB
EMP	12.2.2.3.2	Etame Marin_TCM_2018-10-10 Master	pdf	4.22 MB
EMP	12.2.3.1.1	Etame Marin Technical Workshop 2019-03-06 Master	pdf	13.36 MB
EMP	12.2.3.1.2	Etame Marin_TCM_2019-03-07 Master	pdf	3.67 MB
EMP	12.2.3.2.1	Etame Marin TCM 2019-07-17 Master	pdf	7.27 MB
EMP	12.2.3.2.2	Etame Marin Technical Workshop 2019-07-16 Master - 700am	pdf	13.50 MB
EMP	12.2.3.3.1	Etame Marin TCM 2019-10-09 v2	pdf	10.23 MB
EMP	12.2.3.3.2	Etame Marin Technical Workshop 2019-10-08 Master Presentation Rev4	pdf	16.39 MB
EMP	12.2.4.1.1	Etame_TCM_March24_2020	pdf	8.83 MB
EMP	12.2.4.1.2	Etame_TCM_March25_2020	pdf	9.02 MB
EMP	12.2.4.1.3	Etame_Technical_Workshop_March23_2020	pdf	12.48 MB
EMP	12.2.4.2.1	Etame_TCM_July14_2020	pdf	18.13 MB
EMP	12.2.4.2.2	Etame_TCM_July15_2020	pdf	4.17 MB
EMP	13.1.1.1	PSC - Original Official English	pdf	647.19 KB
EMP	13.1.1.2	PSC - Original Official French	pdf	3.54 MB
EMP	13.1.2.1	Etame PSC Amendment 1 English Lexelera 050918	docx	43.69 KB
EMP	13.1.2.2	Extension 1st period PSC	jpg	198.90 KB
EMP	13.1.2.3	PSC - Amendment 1 - FR ENG Certified Translation	pdf	7.55 MB
EMP	13.1.3.1	Etame PSC Amendment 2 English Lexelera 050918	docx	40.53 KB
EMP	13.1.3.2	PSC - Amendment 2 - ENG	pdf	194.63 KB
EMP	13.1.4.1	Etame PSC Amendment 3 English Lexelera 050918	docx	43.68 KB
EMP	13.1.4.2	PSC - Amendment 3 - ENG	doc	49.50 KB
EMP	13.1.5.1	Etame PSC Amendment 4 English Lexelera 050918	docx	59.20 KB
EMP	13.1.5.2	PSC - Amendment 4 - ENG	pdf	182.21 KB
EMP	13.1.6.1	Amendment no 5 to Etame PSC (English - 2018 translation) V2	docx	58.94 KB
EMP	13.1.6.2	PSC - Amendment 5 - FR	pdf	1.39 MB
EMP	13.1.7.1.1	2018-09-17 Final Signed Avenant No 6 by All Parties ENG	DOCX	577.28 KB
EMP	13.1.7.1.2	2018-09-17 Final Signed Avenant No 6 by All Parties FR	pdf	2.16 MB
EMP	13.1.7.1.3	2018-0~2	DOC	47.70 KB
EMP	13.1.7.1.4	2018-09-24 Presidential Decree Signed by all Parties - Certified by DGH as Actual Copy of the Original FR	pdf	575.81 KB
EMP	13.1.7.1.5	2018-09-25 Transmission Letter from DGH for Avenant 6 and Presidential Decree for Avenant 6 ENG	docx	49.57 KB
EMP	13.1.7.1.6	2018-09-25 Transmission Letter from DGH for Avenant 6 and Presidential Decree for Avenant 6 FR	pdf	244.40 KB

EMP	13.2.1	JOA - Amendment 1	PDF	150.46 KB
EMP	13.2.2	JOA - Amendment 2	PDF	827.99 KB
EMP	13.2.3	JOA - Amendment 3	PDF	102.16 KB
EMP	13.2.4	JOA - Amendment 4	PDF	157.22 KB
EMP	13.2.5	JOA - Amendment 5	PDF	5.90 MB
EMP	13.2.6	JOA - Amendment 6	pdf	2.06 MB
EMP	13.2.7	JOA - Amendment 7	pdf	7.08 MB
EMP	13.2.8	JOA	pdf	2.98 MB
EMP	13.3.1.1	Agency Agreement (20 December 2019) Fully Executed	pdf	1.08 MB
EMP	13.3.1.2	COSPA (20 December 2019) Fully Executed	pdf	2.03 MB
EMP	13.3.1.3	Crude Oil -Lifting & Entitlement Scheduling Agmt 1 Nov 2017 (Fully Executed)	pdf	10.21 MB
EMP	13.4.1	Cost Recovery Agreement - Fully Executed	pdf	492.29 KB
EMP	13.5.1	Circular Letter No24 2019_11_12 (French)	pdf	534.87 KB
EMP	13.6.1	Settlement and Release Agreement - Fully Executed	pdf	291.53 KB
EMP	13.7.1	2014-11-24 SGSA_Performance guarantee from Sasol Africa	pdf	586.86 KB
EMP	13.7.2	PSC Art 46.2 Parent Performance Guarantee to Gov	pdf	73.16 KB
EMP	13.7.3	Transfer of PSC performance guarantee from SPEL to SGSA (French)	pdf	352.13 KB
EMP	13.8.1.1	2019-08-01 VBN FPSO Extension Vaalco approval	pdf	80.29 KB
EMP	13.8.1.2	2019-08-02 VBN FPSO Extension Sasol approval	pdf	921.36 KB
EMP	13.8.1.3	2019-08-06 VBN FPSO Extension Addax approval	pdf	187.73 KB
EMP	13.8.1.4	2019-08-13 FPSO Extension election notice	pdf	66.85 KB
EMP	13.8.2	Agreement Contract Split_Tinworth (Jan 1, 2012)	pdf	890.48 KB
EMP	13.8.3	Deed of Assignment and Novation (Dec 13, 2005)	pdf	1.09 MB
EMP	13.8.4	Etame FPSO Contract VaalCo and Tinworth Ltd (Aug 20, 2001)	pdf	3.86 MB
EMP	13.8.5	FPSO Amendment No. 1 (Aug 20 2001)	pdf	73.17 KB
EMP	13.8.6	FPSO Contract Guarantee dated Aug 2001	pdf	688.99 KB
EMP	13.8.7	FPSO Deed of Novation 2017 (compressed)	pdf	3.68 MB
EMP	13.8.8.1	Settlement-Agreement-FPSO Claims (January 18 2019)	pdf	1.98 MB
EMP	13.8.9.1	2016-05-22 SGSA_ Tinworth guarantee	pdf	9.22 MB
EMP	13.8.9.2	2017-06-22_Sasol Gabon FPSO Guarantee to Tinworth	pdf	2.20 MB
EMP	13.8.9.3	FPSO Contract Guarantee	PDF	687.48 KB
EMP	13.8.10.1	TPAA JP 1st amendment dated Nov 26, 2002	pdf	496.80 KB
EMP	13.8.10.2	TPAA JP 2nd amendment dated Feb 1, 2006	pdf	172.32 KB
EMP	13.8.10.3	Trustee and Paying Agent Agreement _JP Morgan June 2002	pdf	1.44 MB
EMP	13.8.11	Etame FPSO Contract VaalCo and Tinworth Ltd (Aug 20, 2001)	pdf	3.86 MB
EMP	13.8.12	FPSO Addendum No. 1 (March 31 2005)	pdf	122.82 KB
EMP	13.8.13	FPSO Addendum No. 5 ( 4 Mar 2016) signed by Vaalco and Tinworth	pdf	4.05 MB
EMP	13.8.14	FPSO Addendum No. 2 (October 16, 2007)	pdf	210.83 KB
EMP	13.8.15	FPSO Addendum No. 3 (June 29 2012)	pdf	102.19 KB
EMP	13.8.16	FPSO Addendum No. 4 (January 1, 2012)	pdf	256.18 KB
EMP	13.9.1	_20200116 RES Fund-Letter to BEAC-RES Acct at BEAC-Fr & Engl	docx	36.42 KB
EMP	13.9.2	06_20190405 RES Fund-Letter from BEAC to MoE-Bk Account at BEAC-Engl	docx	14.58 KB
EMP	13.9.3	08_20190621 RES Fund-Letter from BEAC to MoE-Bk Account at BEAC-Engl	docx	13.65 KB
EMP	13.9.4	12_20190926 RES Fund-Letter to BEAC-RES Acct at BEAC-Final-Fr & Engl	docx	34.08 KB

EMP	13.9.5	14_20191030 RES Fund-Letter to MoH MoE-Impossibility to make contribution to RES Fund-French &Engl	docx	37.14 KB
EMP	13.9.6	16_20191111 RES Fund-Letter to BEAC-RES Acct at BEAC-Fr & Engl	docx	36.14 KB
EMP	13.9.7	17_20200121 RES Fund-Letter from BEAC to VGSA-Engl	docx	16.29 KB
EMP	13.9.8	21_20200123 RES Fund-Letter from MoH-Meeting LBV 20200117 with MoH & MoE-Engl	docx	13.15 KB
EMP	13.9.9	23_20200320 RES Fund & Offshore Accounts-Letter to MoH-Requesting Support-Engl	docx	28.16 KB
EMP	13.9.10	24_20201905 RES Fund-Letter to BEAC Governor	docx	40.52 KB
EMP	13.9.11	25_20200515 Letter to GabonEconomy Minister on RES funds	docx	42.74 KB
EMP	13.9.12	29_20200615 RES Fund-Letter to BEAC-RES Acct at BEAC-Engl	docx	33.12 KB
EMP	13.9.13	01_20190201 Letter from Citibank re Closing Res Fund Acc	pdf	1.40 MB
EMP	13.9.14	02_20190221 Letter from the Minister of Economy	pdf	542.47 KB
EMP	13.9.15	03_20190228 Letter to Citibank from Vaalco	pdf	823.65 KB
EMP	13.9.16	04_20190228 RES Fund - Letter Min Hydroc to BEAC	PDF	240.00 KB
EMP	13.9.17	05_20190228 RES Fund - Letter Min Hydroc to COBAC	PDF	237.76 KB
EMP	13.9.18	07_20190405 RES Fund-Letter from BEAC to MoE-Bk Account at BEAC-Fr	pdf	626.91 KB
EMP	13.9.19	09_20190621 RES Fund-Letter from BEAC to MoE-Bk Account at BEAC-Fr	pdf	231.32 KB
EMP	13.9.20	10_20190717 RES Fund-Letter to BEAC-RES Acct at BEAC	pdf	1.10 MB
EMP	13.9.21	11_20190926 RES Fund-Letter to BEAC-RES Acct at BEAC	pdf	1.65 MB
EMP	13.9.22	13_20191030 RES Fund-Letter to MoH MoE-Impossibility to make contribution to RES Fund-Accuse Rec MoE	pdf	1.73 MB
EMP	13.9.23	15_20191111 RES Fund-Letter to BEAC-RES Acct at BEAC-Accuse Rec MoH	pdf	669.22 KB
EMP	13.9.24	18_20200121 RES Fund-Letter from BEAC to VGSA-Fr	pdf	251.69 KB
EMP	13.9.25	19_20200116 RES Fund-Letter to BEAC-RES Acct at BEAC-Accuse Rec MoH	pdf	624.04 KB
EMP	13.9.26	20_20200123 RES Fund-Letter from MoH-Meeting LBV 20200117 with MoH & MoE	pdf	212.50 KB
EMP	13.9.27	22_20200320 RES Fund & Offshore Accounts-Letter to MoH-Requesting Support	pdf	528.00 KB
EMP	13.9.28	26_20200603 RES Fund-Letter from MoE (MoE contacted BEAC 25 May 2020)	pdf	161.73 KB
EMP	13.9.29	27_20200618 RES Fund-Letter to BEAC-RES Acct at BEAC-Fr-Accuse Rec MoE	PDF	746.07 KB
EMP	13.9.30	28_20200618 RES Fund-Letter to BEAC-RES Acct at BEAC-Fr-Accuse Rec MoH	PDF	758.13 KB
EMP	13.9.31	30_20200618 RES Fund-Letter to BEAC-RES Acct at BEAC-Fr-Accuse Rec	pdf	307.60 KB
EMP	14.1	Costs and Volumes	xlsx	29.05 KB
EMP	14.2	Profiles	jpg	69.94 KB
EMP	14.3	Gabon_VDR	ofm	7.67 MB
EMP	14.4	Gabon	mdb	98.61 MB
EMP	14.5	Prod_History_Daily_ALLwells	xlsx	2.25 MB
EMP	14.6	Gabon_H2S_Modelling_Study	pdf	25.33 MB
EMP	14.7	Prod_History_Daily_ALLwells_31July2020	xlsx	2.28 MB
EMP	14.8.1	Ebouri_New_Well_Cases_Raw_Output_4_Scenarios_rev2	xlsx	830.30 KB
EMP	14.8.2	EEBOM-2H H2S History	xlsx	31.98 KB
EMP	14.8.3	Gabon_H2S_Low-Mid-High_Prediction_Cases_Data_and_Plots_rev1	xlsx	181.80 KB
EMP	14.9	EMP Uptime Efficiency	xlsx	971.17 KB
EMP	14.10	Monthly Oil Forecast - all IFDP wells	xlsx	72.63 KB
EMP	14.11	Prod_History_Daily_ALLwells_31Aug2020	xlsx	2.33 MB
EMP	15.1.1	IMG_1665 avouma wellheads 1	JPG	3.56 MB
EMP	15.1.2	IMG_1668 avouma prod sep	JPG	2.75 MB
EMP	15.1.3	IMG_1669 avouma pig launcher	JPG	2.78 MB
EMP	15.1.4	IMG_1670 avouma flotation cell	JPG	2.74 MB

EMP	15.1.5	IMG_1649 etame prod sep 1	JPG	2.59 MB
EMP	15.1.6	IMG_1651 etame hydrocyclones	JPG	2.70 MB
EMP	15.1.7	IMG_1653 etame flotation cell	JPG	2.26 MB
EMP	15.1.8	IMG_1692 seent downstream vx	JPG	2.49 MB
EMP	15.1.9	IMG_1693 seent water overboard sample	JPG	1.87 MB
EMP	15.1.10	IMG_1694 seent test sep pump	JPG	2.45 MB
EMP	15.1.11	IMG_1700 ebouri from boat 3	JPG	2.49 MB
EMP	15.1.12	IMG_1704 ebouri wellhead 1	JPG	3.06 MB
EMP	15.1.13	nautipa gas separation	JPG	558.38 KB
EMP	15.1.14	nautipa steam heating	JPG	557.01 KB
EMP	15.1.15	nautipa coalescer	JPG	571.08 KB
EMP	15.1.16	nautipa hp sep	JPG	571.43 KB
EMP	15.1.17	nautipa lp sep	JPG	557.70 KB
EMP	15.1.18	nautipa test sep	JPG	563.23 KB
EMP	16.1	FY21 MODEL_EMP_PROJECT BONETTI_V14_29-07-2020_FINAL	xlsm	1.41 MB
EMP	17.1	Project Bonetti Process Letter - August 2020	pdf	578.46 KB
EMP	17.2	2020-08_19 Project Bonetti Sale and Purchase Agreement_DATA ROOM DRAFT	docx	139.25 KB
DE-8	1.1.1	A-R Courrier DGH REF.031 ASSO	pdf	1.60 MB
DE-8	1.1.2	CEPP DE 8 N°G4-238	pdf	6.74 MB
DE-8	1.1.3	CEPP DE 8 N°G4-238_EN	pdf	1.13 MB
DE-8	1.1.4	Courrier DGH REF. 00287-Decret DE8	pdf	1.58 MB
DE-8	1.1.5	Perenco certificate translation of CEPP DE 8 N°G4-238_EN	pdf	192.54 KB
DE-8	1.2.1	171211_DE8_JOA_Perenco & Sasol signed	pdf	5.49 MB
DE-8	1.3.1	A R DGH nréf N°077 du 3 mai 18 Dde renouvellement AEE pour le C	PDF	416.72 KB
DE-8	1.4.1	DE-8 Renewal Decree (Third Exploration Period)	pdf	1.49 MB
DE-8	1.4.2	official notification of the renewal of DE8 Courrier DGH REF.3593	pdf	1.26 MB
DE-8	1.5	2.5 Sasol PCG English	pdf	1.21 MB
DE-8	1.6	2.5 Sasol PCG French	pdf	1.21 MB
DE-8	2.1.1.1.1	DE8 Partners meeting May 2018	pdf	183.97 KB
DE-8	2.1.1.1.2	DE8_080518_Signed_OCM	pdf	144.46 KB
DE-8	2.1.1.1.3	DE8_TCM_OCM_080518_final	pdf	4.09 MB
DE-8	2.1.1.2.1	DE8_OCM_15_Nov_2018	pdf	23.43 MB
DE-8	2.1.1.2.2	DE8_OCM_Minutes_15Nov2018 Sasol-Perenco Signed	pdf	219.47 KB
DE-8	2.1.1.2.3	DE8_TCM_Minutes_31Oct2018 Sasol-Perenco Signed	pdf	2.98 MB
DE-8	2.1.1.2.4	DE8_TCM_OCM_15_Nov_2018	pdf	23.43 MB
DE-8	2.1.2.1.1	DE8_TCM_OCM_22_May_2019	pdf	14.17 MB
DE-8	2.1.2.1.2	OCM_DE8_May2019_Minutes_Signed	pdf	213.39 KB
DE-8	2.1.2.2.1	DE8_OCM_5_Nov_2019	pdf	447.26 KB
DE-8	2.1.2.2.2	DE8_OCM_Resolutions_Sasol Signed 20_Nov_2019_	pdf	1.26 MB
DE-8	2.1.2.2.3	DE8_TCM_5_Nov_2019	pdf	17.07 MB
DE-8	2.1.2.2.4	DE8_TCM_Minutes_Sasol Signed 6_Nov_2019_	pdf	4.53 MB
DE-8	2.1.3.1.1	DE8_TCM_OCM_May_12th_2020 - Final_v2	pdf	6.22 MB
DE-8	2.1.3.1.2	May_2020_DE8_TCM_Minutes_OCM Resolutions final (Sasol JB & DL)	pdf	6.82 MB
DE-8	2.2.1.1.1	DE8_20180605_CTC	pdf	10.86 MB
DE-8	2.2.1.1.2	Minutes CTSOP DE8 juin 2018	pdf	1.21 MB
DE-8	2.2.1.2.1	CR CTSOP CEPP DE8 - 27 nov 2018	pdf	1.19 MB

DE-8	2.2.1.2.2	DE8_20181127_CTC	pdf	26.60 MB
DE-8	2.2.2.1	CTSOP CEPP DE8, 11 juin 2019	pdf	1.90 MB
DE-8	2.2.2.2	DE8_20190611_CTC	pptx	147.53 MB
DE-8	2.2.2.3	DE8_20191204_CTSOP_Minutes	pdf	1.79 MB
DE-8	2.2.3.1	DE8_20200610_CTSOP	pdf	10.36 MB
DE-8	3.1.1.1	Tchatamba oil report	pdf	976.78 KB
DE-8	3.1.2.1	AKM-A1-1-CPI	pdf	3.36 MB
DE-8	3.1.2.2	AKM-B1-1-CPI	pdf	2.64 MB
DE-8	3.1.2.3	MPAM-1-CPI	pdf	3.21 MB
DE-8	3.1.2.4	TCTM-1-CPI	pdf	3.48 MB
DE-8	3.1.2.5	TCTS-1-CPI	pdf	2.20 MB
DE-8	3.1.2.6	TCTW-1-CPI	pdf	2.53 MB
DE-8	3.1.3.1.1	AKM-A1_cpi base & raw	las	11.80 MB
DE-8	3.1.3.1.2	AKM-A1_dev		11.37 KB
DE-8	3.1.3.1.3	AKM-B1_cpi base	las	5.60 MB
DE-8	3.1.3.1.4	AKM-B1_dev		1.35 KB
DE-8	3.1.3.1.5	AKM-B1_mud	las	1.53 MB
DE-8	3.1.3.1.6	AKM-B1_raw	las	2.33 MB
DE-8	3.1.3.1.7	AKSLM-1_cpi base	las	4.46 MB
DE-8	3.1.3.1.8	AKSLM-1_default	las	1.28 MB
DE-8	3.1.3.1.9	AKSLM-1_dev		9.19 KB
DE-8	3.1.3.1.10	AKSLM-1_raw	las	13.08 MB
DE-8	3.1.3.1.11	ISGM-1_cpi base	las	7.90 MB
DE-8	3.1.3.1.12	ISGM-1_default	las	446.25 KB
DE-8	3.1.3.1.13	ISGM-1_dev		1.38 KB
DE-8	3.1.3.1.14	ISGM-1_raw	las	1.79 MB
DE-8	3.1.3.1.15	MISM-1_cpi base	las	4.97 MB
DE-8	3.1.3.1.16	MISM-1_dev		6.17 KB
DE-8	3.1.3.1.17	MISM-1_raw	las	1.78 MB
DE-8	3.1.3.1.18	MPAM-1_cpi base	las	8.73 MB
DE-8	3.1.3.1.19	MPAM-1_default	las	501.56 KB
DE-8	3.1.3.1.20	MPAM-1_dev		1.35 KB
DE-8	3.1.3.1.21	MPAM-1_raw	las	3.24 MB
DE-8	3.1.3.2.1	AKMA-1 FWR	pdf	329.57 KB
DE-8	3.1.3.2.2	AKMA-1_EOWR	pdf	363.93 KB
DE-8	3.1.3.2.3	AKMA1FWR	pdf	625.23 KB
DE-8	3.1.3.3.1	AKMB-1 End of Well Report	pdf	2.98 MB
DE-8	3.1.3.3.2	AKMB-1 FWR	pdf	408.13 KB
DE-8	3.1.3.3.3	AKMB-1. Drilling Programme - Apr 2003.	pdf	2.73 MB
DE-8	3.1.3.3.4.1.1	AKOUMB-1 Run-2 Combined_MDT	PDS	19.49 MB
DE-8	3.1.3.3.4.2.1	AKOUMB-1 Run-4 Combined_MDT2	PDS	3.74 MB
DE-8	3.1.3.3.5	PVT Report AKMB-1	pdf	296.44 KB
DE-8	3.1.3.4.1	AKMC-1 Final Draft Drilling Programme	pdf	2.73 MB
DE-8	3.1.3.4.2	AKMC-1 Geology EWR	pdf	2.03 MB
DE-8	3.1.3.4.3	AKMC-1Drilling EOW Report Intro and Appendix A	pdf	8.17 MB
DE-8	3.1.3.4.4	FWR-AKMC-1 ST-1	pdf	835.67 KB
DE-8	3.1.3.5.1	FWR_Soulandaka-1	pdf	617.15 KB
DE-8	3.1.3.5.2	Soulandaka-1 EOWR_Final	pdf	1.54 MB

DE-8	3.1.3.5.3	SOULANDAKA-1(AKMD-1). Soulandaka Straight Hole Offshore Gabon. Location Summary Report.	pdf	4.72 MB
DE-8	3.1.3.6.1	GIA-1 complog	tif	18.42 MB
DE-8	3.1.3.7.1	complog	tif	1.03 MB
DE-8	3.1.3.8.1	ISSAGA 1 complog	tif	382.75 MB
DE-8	3.1.3.8.2	ISSAGA FWR 2000073422	pdf	3.39 MB
DE-8	3.1.3.8.3	Issaga-1 Geological Program	pdf	2.68 MB
DE-8	3.1.3.9.1	KWMISM-1 Summary Log	tif	44.44 MB
DE-8	3.1.3.10.1	KWMPAM-1 Summary Log	tif	87.90 MB
DE-8	3.1.3.10.2	Summary	pdf	2.75 MB
DE-8	3.1.3.11.1	MPL-1.Composite Well Log[1]	pdf	3.90 MB
DE-8	3.1.3.11.2	MPL-1.Rapport de fin de Sondage[1]	pdf	4.31 MB
DE-8	3.1.3.11.3	MPL-1ST2.Composite Well Log[1]	pdf	3.22 MB
DE-8	3.1.3.12.1	OMB-1 post well summary 2000073631-3	jpg	21.25 MB
DE-8	3.1.3.12.2	Omboue-1 complog part 2	tif	1.79 MB
DE-8	3.1.3.12.3	Omboue-1 complog	tif	69.42 MB
DE-8	3.1.3.13.1	PNM-1 Complog	tif	9.84 MB
DE-8	3.1.3.14.1	DAKMS-1&1B Geological End of Well Report -24apr18	pdf	4.35 MB
DE-8	3.1.3.14.2	DAKMS-1B COMPOSITE LOG FINAL 18April2018_2302mMDRT with image	pdf	1.93 MB
DE-8	3.1.3.14.3	DAKMS-1B GPC final 18April2018-2302mMD_fmtA3	pdf	211.53 KB
DE-8	3.1.3.14.4	DAKMS-1B Litholog final 18 April 2018_2302mMD	pdf	1.38 MB
DE-8	3.1.4.1	Well post mortem	pdf	3.42 MB
DE-8	3.2.1.1	QC PERENCO D7DE83D FINAL SEISMIC AND NAVIGATION REPORT	pdf	1.64 MB
DE-8	3.2.2.1.1	BGP Perenco Gabon Onboard Data Processing Report	pdf	32.66 MB
DE-8	3.2.2.1.2	QC Final Processing Report - Oct 10th - AW Edit	pdf	16.28 MB
DE-8	3.2.2.2.1	E-Q-1507-10811-T DE8 and Tchatamba Fields Perenco Gabon Rock Physics and Seismic Inversion Study - Report	pdf	20.73 MB
DE-8	3.2.2.2.2	1507-10811_Gabon_DE8_Phase2_Deliverables_Status_Jan5th_2016	pdf	16.92 MB
DE-8	3.2.2.2.3	1507-10811_Gabon_DE8_Phase2_Reservoir_Characterisation_Jan15th	pdf	5.31 MB
DE-8	3.2.2.3.1	Perenco_D7DE8_3D14_Final_Report	pdf	43.08 MB
DE-8	3.2.2.4.1	Veritas_2003_Processing_Report	pdf	36.11 MB
DE-8	4.1	Perenco Akoum NE Prospect Development Assumptions	pdf	693.82 KB
DE-8	4.2	Tchatamba marine field IHS	pdf	2.16 MB
DE-8	4.3	Tchatamba South IHS	pdf	2.17 MB
DE-8	4.4	Tchatamba West IHS	pdf	2.16 MB
DE-8	4.5	WoodMac_GAB_Tchatamba	pdf	500.69 KB
DE-8	5.1	DE-8 Management Presentation 22 July 2020	pdf	37.69 MB
DE-8	6.1	DE 8 JIB 06 2020	pdf	852.96 KB

PART C – DATA ROOM DOCUMENTS

Schedule 3

Interim and Final Completion Statement Formats

STATEMENT OF SETTLEMENT BALANCES

ETAME INTEREST

Description	Clause/ Schedule	+/-	Amount US$
Consideration
Initial Etame Consideration	Clause 4.5A	+	43,200,000
Etame Interim Period Reimbursement	Clause 4.5B	+/-
Interest on Etame Interim Period Reimbursement	Clause 4.5C	+/-
Tinworth Escrow Amount	Clause 4.5D	+	826,836
Time Value Adjustment	Clause 4.5E	+
Interim Period Reimbursement (in accordance with clause 4.4)

Cash Calls adjustment	Clause 4.7(a)(i)	+

Income, receipts, credits and reimbursements received	Clause 4.7(a)(ii)	-

Deposit	Clause 6.2(b)(i)	-

Settlement Balances		US$

Final completion statement only – Deduct settlement balances paid at Completion		US$

DE8 INTEREST

Description	Clause/ Schedule	+/-	Amount US$
Consideration
Initial DE8 Consideration	Clause 4.6A	+	1.00
DE8 Interim Period Reimbursement	Clause 4.6B	+/-
Interest on DE8 Interim Period Reimbursement	Clause 4.6C	+/-
Interim Period Reimbursement (in accordance with clause 4.4)

Cash Calls adjustment	Clause 4.7(b)(i)	+

Income, receipts, credits and reimbursements received	Clause 4.7(b)(ii)	-

Settlement Balances		US$

Final completion statement only – Deduct settlement balances paid at Completion		US$

SCHEDULE 4

WORKING CAPITAL

ETAME

Working Capital
	Gross Joint Account Billings 100%	Net Seller %

Cash Balances	Not meaningful E	$2,659,853
VAT Receivable/ Payable A	$11,264,419	$337,933
Trade Receivables	$28,357,497	$8,507,245
Other Assets B	$254,939	$70,746
Stock	$24,243,224	$7,272,967
Stock Provisions A	$(5,451,584)	$(4,454,221)
Inventory	$6,158,252	$1,708,915
Accruals C	$(21,941,217)	$(6,565,255)
Other Liabilities D	$(24,409,751)	$(6,773,706)

Net Working Capital	Not meaningful E	$2,764,477

A  – Includes valuation adjustment reflecting the creditworthiness of the Government and the failure of the Government to pay on a timely basis

B  – Amounts relate to prepaid royalty

C –  Joint Account Billings are cash based and amount included is based on additional information provided in Joint Account Billings

D  – Amounts included related to DMO, PID/PIH (as defined in the Etame Contract), and state tax liabilities

E – Not meaningful as Seller’s balance is not derived from their Participating Interest in the gross amount

DE8

Working Capital
	Gross Joint Account Billings 100%	Net Seller %

Cash Balances	Not meaningful E	$85,601
Other Assets
Accruals
Other Liabilities

Net Working Capital		$85,601

Where:

The elements of working capital on Joint Account included above are all the items of current assets and current liabilities listed in Joint Account Billings or other relevant documentation from the Operator as at the Economic Date.  Such items shall have the following respective meanings:

“Accruals” means the amounts accrued by the Joint Account but unpaid;

“Cash Balance” means surplus cash in the Joint Account resulting from Cash Calls requests being higher than the actual costs incurred;

“Inventory” means hydrocarbon stock in tank and in pipe recorded in the Joint Account:

“Other Assets” means other assets due to the Joint Account but not received by the Joint Account;

“Other Liabilities” means the other liabilities accrued by the Joint Account but unpaid;

“Overdraft Balance” means a shortfall of cash in the Joint Account resulting from Cash Calls requests being lower than the actual costs incurred;

“Stock” means the equipment held at the onshore warehouse, vendors’ yards and offshore;

“Stock Provisions” means both general and specific provisions made for obsolete, slow moving or defective items of inventory as adopted by the Joint Account;

“Trade Receivables” means the amounts receivable relating to Hydrocarbons disposed of prior to the Economic Date; and

“VAT Receivable/Payable” means VAT due to/from the Joint Account but not recovered/paid.